--------------------------------------------------------------------------------

                                CREDIT AGREEMENT


                                      among


                     PENNSYLVANIA MANUFACTURERS CORPORATION,


                            THE LENDERS NAMED HEREIN,


                              THE BANK OF NEW YORK,
                            as Administrative Agent,


                                       and


                            FIRST UNION NATIONAL BANK
                               OF NORTH CAROLINA,
                             as Documentation Agent


                     $235,000,000 Revolving Credit Facility


                           Dated as of March 14, 1997


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                                TABLE OF CONTENTS

                                                                            Page


RECITALS      ................................................................1

                                    ARTICLE I

                                   DEFINITIONS

1.1.   Defined Terms..........................................................1
1.2.   Accounting Terms......................................................17
1.3.   Other Terms; Construction.............................................18

                                    ARTICLE II

                           AMOUNT AND TERMS OF THE LOANS

2.1.   Commitments; Loans....................................................18
2.2.   Committed Borrowings..................................................19
2.3.   Bid Borrowings........................................................20
2.4.   Disbursements; Funding Reliance; Domicile of Loans....................23
2.5.   Notes.................................................................24
2.6.   Termination and Reduction of Commitments..............................24
2.7.   Mandatory Payment and Prepayment......................................25
2.8.   Voluntary Prepayment..................................................26
2.9.   Interest..............................................................26
2.10.  Fees..................................................................27
2.11.  Interest Periods......................................................28
2.12.  Conversions and Continuations.........................................29
2.13.  Method of Payments; Computations......................................29
2.14.  Recovery of Payments..................................................31
2.15.  Use of Proceeds.......................................................31
2.16.  Pro Rata Treatment; Sharing of Payments...............................31
2.17.  Increased Costs; Change in Circumstances; Illegality; etc.............32
2.18.  Taxes.................................................................34
2.19.  Compensation..........................................................35
2.20.  Replacement of Lenders................................................36

                                   ARTICLE III

                             CONDITIONS OF BORROWING

3.1.   Conditions of Initial Loans...........................................37
3.2.   Conditions to All Loans...............................................39

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1.   Corporate Organization and Power......................................40
4.2.   Authorization; Enforceability.........................................40
4.3.   No Violation..........................................................40
4.4.   Governmental Authorization; Permits...................................41
4.5.   Litigation............................................................41
4.6.   Taxes.................................................................41
4.7.   Subsidiaries..........................................................42
4.8.   Full Disclosure.......................................................42
4.9.   Margin Regulations....................................................42
4.10.  No Material Adverse Change............................................42
4.11.  Financial Matters.....................................................42
4.12.  Ownership of Properties...............................................43
4.13.  ERISA.................................................................43
4.14.  Environmental Matters.................................................44
4.15.  Compliance With Laws..................................................44
4.16.  Regulated Industries..................................................44
4.17.  Insurance.............................................................44
4.18.  Certain Contracts.....................................................45
4.19.  Reinsurance Agreements................................................45
4.20.  Ranking of Obligations................................................45

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

5.1.   GAAP Financial Statements.............................................46
5.2.   Statutory Financial Statements........................................46
5.3.   Other Business and Financial Information..............................47
5.4.   Corporate Existence; Franchises; Maintenance of Properties............49
5.5.   Compliance with Laws..................................................50
5.6.   Payment of Obligations................................................50
5.7.   Insurance.............................................................50
5.8.   Maintenance of Books and Records; Inspection..........................50
5.9.   Dividends.............................................................51
5.10.  Ownership of Insurance Subsidiaries...................................51
5.11.  Extinguishment of Senior Note Indebtedness............................51
5.12.  Further Assurances....................................................51

                                   ARTICLE VI

                               FINANCIAL COVENANTS

6.1.    Capitalization Ratio.................................................51
6.2.    Cash Coverage Ratio..................................................51

6.3.   Statutory Surplus.....................................................51
6.4.   Risk-Based Capital....................................................51


                                   ARTICLE VII

                               NEGATIVE COVENANTS

7.1.    Merger; Consolidation; Disposition of Assets.........................52
7.2.    Indebtedness.........................................................53
7.3.    Liens................................................................53
7.4.    Investments; Acquisitions............................................54
7.5.    Restricted Payments..................................................55
7.6.    Transactions with Affiliates.........................................55
7.7.    Certain Amendments...................................................55
7.8.    Lines of Business....................................................55
7.9.    Limitation on Certain Restrictions...................................56
7.10.   Fiscal Year..........................................................56
7.11.   Accounting Changes...................................................56
7.12.   Reinsurance Agreements...............................................56

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1.    Events of Default....................................................57
8.2.    Remedies: Termination of Commitment, Acceleration, etc...............59
8.3.    Remedies: Set-Off....................................................59

                                   ARTICLE IX

                                   THE AGENTS

9.1.     Appointment.........................................................60
9.2.     Nature of Duties....................................................60
9.3.     Exculpatory Provisions..............................................60
9.4.     Reliance by Agents..................................................60
9.5.     Non-Reliance on Agents and Other Lenders............................61
9.6.     Notice of Default...................................................61
9.7.     Indemnification.....................................................62
9.8.     Each Agent in its Individual Capacity...............................62
9.9.     Successor Agents....................................................62

                                    ARTICLE X

                                  MISCELLANEOUS

10.1.    Fees and Expenses...................................................63
10.2.    Indemnification.....................................................63

10.3.   Governing Law; Consent to Jurisdiction...............................64
10.4.   Arbitration; Preservation and Limitation of Remedies.................64
10.5.   Notices..............................................................65
10.6.   Amendments, Waivers, etc.............................................66
10.7.   Assignments, Participations..........................................66
10.8.   No Waiver............................................................68
10.9.   Successors and Assigns...............................................69
10.10.  Survival.............................................................69
10.11.  Severability.........................................................69
10.12.  Construction.........................................................69
10.13.  Confidentiality......................................................69
10.14.  Counterparts.........................................................70
10.15.  Entire Agreement.....................................................70


                                    EXHIBITS

Exhibit A-1     Form of Committed Loan Note
Exhibit A-2     Form of Bid Loan Note
Exhibit B-1     Form of Notice of Committed Borrowing
Exhibit B-2     Form of Notice of Conversion/Continuation
Exhibit C-1     Form of Bid Request
Exhibit C-2     Form of Bid
Exhibit C-3     Form of Bid Loan Confirmation
Exhibit D       Form of Assignment and Acceptance
Exhibit E-1     Form of Compliance Certificate (GAAP Financial Statements)
Exhibit E-2     Form of Compliance Certificate (Statutory Financial Statements)
Exhibit F       Form of Financial Condition Certificate
Exhibit G       Form of Opinion of Duane, Morris & Heckscher
Exhibit H       Form of Opinion of Robinson, Bradshaw & Hinson, P.A.


                                    SCHEDULES

Schedule 1.1    Management Group
Schedule 4.4    Licenses
Schedule 4.6    Taxes
Schedule 4.7    Subsidiaries
Schedule 4.14   Environmental Matters
Schedule 4.18   Material Contracts
Schedule 4.19   Reinsurers and Collateral Securing Certain Reinsurers'
                Obligations
Schedule 7.2    Indebtedness
Schedule 7.3    Liens
Schedule 7.6    Transactions with Affiliates

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 14th day of March, 1997, is made among PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), THE BANK OF NEW YORK ("The Bank of New York"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as documentation agent for the Lenders (in such capacity, the "Documentation Agent") (each of the Administrative Agent and Documentation Agent, an "Agent" and collectively, the "Agents").


                                    RECITALS

         A. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $235,000,000 as reduced from time to time as provided herein. The Borrower will use the proceeds of this facility to refinance certain existing indebtedness and for working capital and general corporate purposes, all as more fully described herein.

         B. The Lenders are willing to make available to the Borrower the revolving credit facility described above subject to and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         1.1. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

         "Absolute Rate" shall have the meaning given to such term in Section 2.3(c)(v).

         "Absolute Rate Auction" shall mean a solicitation of Bids setting forth Absolute Rates pursuant to Section 2.3.

         "Absolute Rate Loan" shall mean, at any time, any Bid Loan that bears interest at such time at an Absolute Rate established pursuant to an Absolute Rate Auction.

         "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

         "Administrative Agent" shall mean The Bank of New York in its capacity as Administrative Agent appointed under Article IX, and its successors and permitted assigns in such capacity.

         "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having ten percent (10%) or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

         "Agents" shall mean the Administrative Agent and the Documentation
Agent.

         "Aggregate Unutilized Commitments" shall mean, at any time, (i) the sum of the Commitments at such time less (ii) the sum of the aggregate principal amount of Committed Loans outstanding at such time and the aggregate principal amount of Bid Loans outstanding at such time.

         "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

         "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

         "Applicable Margin" shall mean, at any time with respect to any LIBOR Committed Loan or the Facility Fee, except as provided in the last two sentences of this definition, the applicable percentage as determined under the following matrix with reference to the Capitalization Ratio calculated as provided below:


====================================================================================================
   Capitalization
        Ratio                            LIBOR Committed Loans                        Facility Fee
----------------------------------------------------------------------------------------------------
         *.30                                    .425%                                    .275%
----------------------------------------------------------------------------------------------------
   *.25 but **.30                                .375%                                    .225%
----------------------------------------------------------------------------------------------------
   *.20 but **.25                                .325%                                    .175%
----------------------------------------------------------------------------------------------------
        **.20                                    .250%                                    .150%
====================================================================================================

 *  Greater to or less than
**  less than


The Applicable Margins shall be reset from time to time in accordance with the above matrix on the day of the delivery by the Borrower in accordance with Sections 5.1(a) and 5.1(b) of financial statements together with a Compliance Certificate attaching a Covenant Compliance Worksheet (reflecting the computation of the Capitalization Ratio as of the last day of the preceding fiscal quarter, beginning with the fiscal quarter ending December 31, 1996) that provides for a change in the Applicable Margins from that then in effect. Until the first effective date of any change in the Applicable Margins for LIBOR Committed Loans and the Facility Fee, such Applicable Margins shall be .425% and
 .275%, respectively. If the Borrower shall fail to deliver a Compliance Certificate attaching a Covenant Compliance Worksheet within sixty (60) days after the end of each of the first three fiscal quarters (or one hundred twenty
(120) days after the end of the last fiscal quarter), the Applicable Margins for LIBOR Committed Loans and the Facility Fee shall be .425% and .275%, respectively, for the period from and including the 61st day (the 121st day in the case of the last quarter) after the end of such fiscal quarter to the date of the delivery by the Borrower to the Administrative Agent of a Compliance Certificate attaching a Covenant Compliance Worksheet demonstrating that a different Applicable Margin is applicable.

         "Assignee" shall have the meaning given to such term in Section
10.7(a).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit D.

         "Authorized Officer" shall mean any officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agents by the secretary or an assistant secretary of the Borrower.

         "Available Dividend Amount" shall mean, with respect to any Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is, or would be if such period were a fiscal year, permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

         "Bankruptcy Code" shall mean 11 U.S.C. (section)(section) 101 et seq., as amended from time to time, and any successor statute.

         "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by The Bank of New York in New York, New York to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate; provided, however, that solely during the period from and including the Closing Date to but not including March 28, 1997, the "Base Rate" shall mean 0.550% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any Committed Loan that bears interest at such time at the Base Rate as in effect at such time.

         "Benefit Arrangement" shall mean, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Bid" shall mean an offer by a Lender to make one or more Bid Loans in accordance with the provisions of Section 2.3.

         "Bid Borrowing" shall mean the incurrence by the Borrower on a single date of any one or more Bid Loans of a single Type as to which a single Interest Period is in effect, in accordance with the provisions of Section 2.3.

         "Bid Loan Confirmation" shall have the meaning given to such term in
Section 2.3(e).

         "Bid Loan Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Bid Loans" shall have the meaning given to such term in
Section 2.1(b).

         "Bid Request" shall have the meaning given to such term in
Section 2.3(a).

         "Borrowing" shall mean a Committed Borrowing or a Bid Borrowing.

         "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in New York, New York are required or authorized by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "CMOs" shall mean any security or certificate representing any interest or participation in a pool of Mortgage Backed Securities (it being understood that Mortgage Backed Securities themselves are not CMOs).

         "Capitalization Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date.

         "Cash Coverage Ratio" shall mean, as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of:

         (i) the aggregate of (y) the Available Dividend Amount for the Measurement Period for the Insurance Subsidiaries, other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary plus (z) the Net Tax Sharing Payments (whether a positive or negative number) for the Measurement Period, to

         (ii) the aggregate of (x) Interest Expense incurred during the Measurement Period, (y) the aggregate of all operating costs and expenses of the Borrower, including rent, utilities and payroll expenses paid by the Borrower during the Measurement Period, and (z) all dividends paid by the Borrower during the Measurement Period.

         "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 180 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's and at least P-1 or the equivalent thereof by Moody's,
(iii) time deposits, certificates of deposit and banker's acceptances maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, and (iv) repurchase obligations of a bank or trust company described in clause (iii) above and having a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above.

         "Chestnut" shall mean Chestnut Insurance Company, Ltd., a Bermuda corporation.

         "Closing Date" shall mean the date upon which the initial funding is made pursuant to this Agreement.

         "Combined Annual Statement" shall mean, with respect to PMAIC and the Consolidated Affiliates, the combined annual statement of such entities on the Fire and Casualty form (or any successor form thereto) as required to be filed by any such entity with the Insurance Regulatory Authority of its jurisdiction of domicile in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

         "Committed Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Committed Loans pursuant to Section 2.12) on a single date of a group of Committed Loans of a single Type and, in the case of LIBOR Committed Loans, as to which a single Interest Period is in effect.

         "Committed Loan Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Committed Loans" shall have the meaning given to such term in
Section 2.1(a).

         "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.7(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit E-1 or Exhibit E-2, as applicable.

         "Consolidated Affiliates" shall mean, collectively, PMA Re, the PMA Group and any other fire and casualty insurance company that is or hereafter becomes an Affiliate of PMAIC and the accounts of which are prescribed or permitted by Statutory Accounting Practices to be consolidated with those of PMAIC for purposes of any Combined Annual Statements.

         "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but excluding
(i) reimbursement obligations with respect to letters of credit issued to secure the reinsurance obligations of one or more Insurance Subsidiaries under reinsurance agreements entered into as a reinsurer in the ordinary course of such Insurance Subsidiaries' business but only in each case to the extent of the cash and Treasury Securities provided to the issuer of such letter of credit by the Borrower or any Subsidiary as collateral for such reimbursement obligations, and (ii) the reimbursement obligations with respect to the letter of credit issued upon the Borrower's application for the benefit of PMAIC with PMA Cayman as an account party thereto, but only if the stated amount of such letter of credit is less than $28,000,000.

         "Consolidated Net Worth" shall mean, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but (i) excluding any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, and (ii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

         "Consolidated Statutory Surplus" shall mean, as to all Insurance Subsidiaries, as of any date, the sum (without duplication) of the total amounts shown (i) with respect to each Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with Generally Accepted Accounting Principles (without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board), (ii) with respect to each other Insurance Subsidiary that is a life and accident and health insurance company, on line 38, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, and (iii) with respect to each other Insurance Subsidiary, on line 25, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, excluding in each case under clauses (i), (ii) and (iii) any Insurance Subsidiary that is a Subsidiary of an Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Contingent Obligation" shall mean, with respect to any Person, (without duplication) any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its business under insurance policies or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder).

         "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit E-1 or Exhibit E-2, as applicable.

         "Credit Documents" shall mean this Agreement, the Notes, the Fee Letter and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to either Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Documentation Agent" shall mean First Union in its capacity as Documentation Agent appointed under Article IX, and its successors and permitted assigns in such capacity.

         "Dollar Roll Agreements" shall mean, as to any Person, an agreement pursuant to which such Person sells securities to another Person and agrees to repurchase "substantially the same" securities (as determined by the Public Securities Association and Generally Accepted Accounting Principles) at a described or specified date and price.

         "Dollars" or "$" shall mean the lawful currency of the United States of America.

         "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., Inc., its successors and assigns.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Group" shall mean the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $1,000,000,000,
(v) any Affiliate of an existing Lender or (vi) any other Person approved by the Borrower and the Agents, which approvals shall not be unreasonably withheld.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

         "Event of Default" shall have the meaning given to such term in
 Section 8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Facility Fee" shall have the meaning given to such term in
Section 2.10.

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" shall mean the letter from First Union and The Bank of New York to the Borrower, dated February 25, 1997, relating to the facility and administrative fees payable in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as followed in the United States and as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of the Borrower referred to in Section 4.11(a).

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

         "Historical Statutory Statements" shall have the meaning given to such term in Section 4.11(b).

         "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (viii) the net termination obligations of such Person under any Hedge Agreements, other than any Hedge Agreement that qualifies as a hedge of an exposure to an indentifiable interest rate risk as determined in accordance with Statement of Financial Accounting Standards No. 80 issued by the Financial Accounting Standards Board, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all indebtedness of such Person in respect of Reverse Repurchase Agreements and Dollar Roll Agreements, (x) all Contingent Obligations of such Person and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

         "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

         "Insurance Subsidiary" shall mean any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of PMAIC and PMA Re.

         "Interest Expense" shall mean, for any period, total interest expense of the Borrower for such period in respect of Indebtedness of the Borrower and its Subsidiaries (including all such interest expense accrued or capitalized during such period, whether or not actually paid during such period, and such portion of finance leases properly characterized as interest), adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection therewith, all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Interest Period" shall have the meaning given to such term in
Section 2.11.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Invested Assets" shall mean, with respect to any Person, the amount, on a consolidated basis, of its investments, cash and cash equivalents as reflected on such Person's most recent balance sheet.

         "Investment Grade Securities" shall mean (i) non-equity securities (other than those issued by an Affiliate of the Borrower and other than CMOs and REMICs) that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or better by the NAIC, or, if not rated by the NAIC, are rated "BBB-" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" (or the equivalent thereof) or higher by Moody's, or "BBB-" (or the equivalent thereof) or higher by Duff & Phelps, (ii) municipal bonds that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or better by the NAIC, or if not rated by the NAIC, are rated "SP-2" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" or "MIG4" (or the equivalent thereof) or higher by Moody's, or "BBB-" (or the equivalent thereof) or higher by Duff & Phelps, and
(iii) Permitted CMOs and Mortgage Backed Securities that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" (or the equivalent thereof) or higher by Moody's, or "BBB-" (or the equivalent thereof) or higher by Duff & Phelps (or, in the case of clauses (i),
(ii) and (iii) above, in the event all such rating agencies cease to publish investment ratings, carrying an equivalent rating of a nationally recognized rating agency).

         "Invitation for Bids" shall have the meaning given to such term in
Section 2.3(b).

         "LIBOR Auction" shall mean a solicitation of Bids setting forth LIBOR Bid Margins pursuant to Section 2.3.

         "LIBOR Bid Loan" shall mean, at any time, any Bid Loan that bears interest at such time at a rate equal to the LIBOR Rate as in effect at such time plus (or minus) a LIBOR Bid Margin established pursuant to a LIBOR Auction.

         "LIBOR Bid Margin" shall have the meaning given to such term in Section 2.3(c)(iv).

         "LIBOR Committed Loan" shall mean, at any time, any Committed Loan that bears interest at such time at a rate equal to the LIBOR Rate as in effect at such time plus the Applicable Margin as in effect at such time.

         "LIBOR Loans" shall mean the LIBOR Committed Loans and the LIBOR Bid Loans.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) (i) the rate per annum for deposits having a maturity most nearly comparable to the Interest Period in respect of such LIBOR Loan in Dollars which appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on the date that is two Business Days prior to the first day of such Interest Period, or if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the rate of interest per annum quoted by The Bank of New York at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period to leading banks in the interbank eurodollar market as the rate at which The Bank of New York is offering Dollar deposits in an amount approximately equal to (x) in the case of a Committed LIBOR Loan, an amount equal to its share thereof or (y) in the case of a LIBOR Bid Loan, an amount equal to such LIBOR Bid Loan, in each case having a period to maturity approximately equal to such Interest Period, by (ii) an number equal to 1.00 minus the then applicable Reserve Requirement.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 10.7, and their respective successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Letter of Credit Exposure" shall mean, at any time, the sum at such time, without duplication, of (i) the aggregate undrawn face amount of the outstanding letters of credit issued under the Letter of Credit Facility,
(ii) the aggregate amount of unpaid drafts drawn on all letters of credit issued under the Letter of Credit Facility, and (iii) the aggregate unpaid reimbursement obligations in respect of letters of credit issued under the Letter of Credit Facility.

         "Letter of Credit Facility" shall mean the Letter of Credit Agreement, dated November 10, 1995, between the Borrower, Corestates Bank, N.A., as co-agent, The Bank of New York (as agent and issuing bank) and certain other banks party thereto, as such agreement may be amended, modified, supplemented or restated from time to time.

         "Licenses" shall have the meaning given to such term in Section 4.4(c).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

         "Loans" shall mean the Committed Loans and the Bid Loans.

         "MASCCO" shall mean Mid-Atlantic States Casualty Company, a Pennsylvania insurance corporation.

         "Management Group" shall mean, collectively, the individuals listed on
Schedule 1.1, provided, however, each individual shall be included in the Management Group only so long as such individual is a member of the Borrower's Board of Directors or is employed by the Borrower or any Material Insurance Subsidiary in a senior management position.

         "Margin Stock" shall have the meaning given to such term in Regulation U.

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect upon
(i) the condition (financial or otherwise), operations, business, properties or financial prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents.

         "Material Insurance Subsidiary" shall mean any Insurance Subsidiary that is a Material Subsidiary.

         "Material Plan" shall mean, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "Material Subsidiary" shall mean each of (i) MASCCO, (ii) PMA Cayman,
(iii) the members of the PMA Group, (iv) PMA Re, (v) at the relevant time of determination, any Subsidiary of the Borrower having (after the elimination of intercompany accounts) (y) assets constituting at least ten percent (10%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, or
(z) revenues constituting at least ten percent (10%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis, in each case as determined as of the date of the financial statements of the Borrower and its Subsidiaries most recently delivered under Section 5.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 5.1, as of the date of the most recent financial statements referred to in Section 4.11(a)), and (vi) any Subsidiary that has one of the foregoing as a Subsidiary.

         "Maturity Date" shall mean December 31, 2002.

         "Maximum Bid Loan Amount" shall mean, at any time, the amount equal to fifty percent (50%) of the aggregate Commitments at such time.

         "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

         "Mortgage Backed Securities" shall mean investment securities representing any undivided interest or participation in, or which are secured by, a pool of loans secured by mortgages or deeds of trust.

         "Multiemployer Plan" shall mean, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

         "Net Tax Sharing Payments" shall mean, for any period, (i) the aggregate (without duplication) of all payments made or to be made to the Borrower by its Subsidiaries pursuant to tax sharing or tax allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, minus (ii) the aggregate (without duplication) of all foreign, federal, state or local income, franchise and other tax payments made or to be made by the Borrower in respect of taxable income realized during such period and any payments made or to be made by the Borrower during such period pursuant to such tax sharing or tax allocation agreement or arrangement.

         "Notes" shall mean the Committed Loan Notes and the Bid Loan Notes.

         "Notice of Committed Borrowing" shall have the meaning given to such term in Section 2.2(a).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.12(b).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to either Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "PAC I" shall mean a planned amortization class bond which is a tranche or class of CMO or REMIC that is retired according to a predetermined amortization schedule independent of the prepayment rate on the underlying collateral and which has the highest level of protection within the pool against prepayment or extension.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "PMA Cayman" shall mean PMA Insurance Cayman, Ltd., a Cayman Islands corporation.

         "PMA Group" shall mean PMAIC, Manufacturers Alliance Insurance Company, a Pennsylvania insurance corporation, and Pennsylvania Manufacturers Indemnity Company, a Pennsylvania insurance corporation.

         "PMA Re" shall mean PMA Reinsurance Corporation, a Pennsylvania insurance corporation.

         "PMAIC" shall mean Pennsylvania Manufacturers' Association Insurance Company, a Pennsylvania insurance corporation.

         "Participant" shall have the meaning given to such term in
Section 10.7(d).

         "Permitted CMOs and Mortgage Backed Securities" shall mean (i) mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation,
(ii) mortgage backed securities issued by the Federal National Mortgage Association, (iii) securities guaranteed by the Government National Mortgage Association, and (iv) other securities and certificates representing participations in any CMO or REMIC which are PAC I's or which have comparable priority in respect of the repayment thereof.

         "Permitted Liens" shall have the meaning given to such term in
Section 7.3.

         "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

         "Plan" shall mean, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

         "REMIC" shall mean a real estate mortgage investment conduit.

         "Register" shall have the meaning given to such term in Section
10.7(b).

         "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement assumed by such Insurance Subsidiary.

         "Required Lenders" shall mean (i) at any time prior to the Termination Date, the Lenders having more than or equal to fifty-one percent (51%) of the aggregate Commitments at such time, and (ii) on and after the Termination Date, the Lenders having more than or equal to fifty-one percent (51%) of the aggregate principal amount of the Loans outstanding at such time (or, if at any time on or after the Termination Date at which no Loans are outstanding, the Lenders having more than or equal to fifty-one percent (51%) of the aggregate Commitments immediately prior to the termination of the Commitments).

         "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

         "Reserve Adjustment" shall mean the non-recurring expense charged, in accordance with Generally Accepted Accounting Principles, during the fourth quarter of 1996 to the statements of earnings for Chestnut, MASCCO and the relevant members of the PMA Group in the aggregate amount of $190,000,000 and the corresponding adjustment in accordance with Statutory Accounting Practices.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which The Bank of New York, First Union and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

         "Reverse Repurchase Agreement" shall mean, as to any Person, an agreement pursuant to which such Person sells securities to another Person (the "Counterparty") and agrees to repurchase such securities at a described or specified date and price, provided, however, that "Reverse Repurchase Agreements" shall not include any agreement pursuant to which such Person lends securities pursuant to a securities lending arrangement to a Counterparty who collateralizes such borrowing with cash, Cash Equivalents, letters of credit or other collateral acceptable to the Required Lenders, and agrees to return such securities to such Person at a described or specified date.

         "Special 1996 Charges" shall mean the non-recurring expense charged with respect to receivables, equipment write-offs and other restructuring charges, in accordance with Generally Accepted Accounting Principles, during the fourth quarter of 1996 to the statements of earnings for the Borrower in the aggregate amount of $31,000,000.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., its successors and assigns.

         "Statutory Accounting Practices" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Financial Statements.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, in the case of a corporation, or of the ownership or beneficial interests, in the case of a Person not a corporation, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

         "Surplus Relief Reinsurance Agreement" shall mean any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 ("FAS 113") issued by the Financial Accounting Standards Board (without regard to the effective date of FAS 113).

         "Surviving Senior Note Indebtedness" shall mean the Indebtedness of the Borrower outstanding from time to time in respect of the Surviving Senior Notes.

         "Surviving Senior Notes" shall mean the $7,143,000 principal amount of the Borrower's 9.53% Senior Notes, dated June 17, 1987, due June 30, 1997, together with any amendment, modification, replacement, substitutes, supplements thereto, and renewals or extensions thereof, in whole or in part.

         "Terminating Indebtedness" shall mean the Terminating Revolving Credit Indebtedness and the Terminating Senior Note Indebtedness.

         "Terminating Revolving Credit Indebtedness" shall mean all indebtedness and other monetary obligations of the Borrower under the Credit Agreement, dated as of August 11, 1995, as amended, between the Borrower, the lenders and financial institutions named therein and The Bank of New York, as agent for the lenders.

         "Terminating Senior Note Indebtedness" shall mean the aggregate Indebtedness of the Borrower outstanding from time to time in respect to the
(i) $46,428,000 principal amount of the Borrower's 9.60% Senior Notes, dated September 26, 1991, due October 1, 2001, (ii) the $71,000,000 principal amount of the Borrower's 7.62% Senior Notes, dated July 19, 1995, due July 15, 2001, and (iii) the $36,000,000 principal amount of the Borrower's 7.62% Senior Notes, dated July 19, 1995, due July 15, 2000, together with any amendments, modification, replacement, substitute, supplements thereto, and renewals or extensions thereof, in whole or in part.

         "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.6 or Section 8.2.

         "Treasury Security" shall mean any "Treasury security" under, and as such term is defined in, 31 C.F.R. part 306, subpart O, as amended.

         "Type" shall have the meaning given to such term in Section 2.1(c).

         "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding capital stock or other ownership interests of such Subsidiary is owned, directly or indirectly, by such Person.

         1.2. Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, Statutory Accounting Practices). Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles or Statutory Accounting Practices after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Sections 6.1 through 6.4, as applicable, such changes shall be followed in the computation of such financial covenants only from and after the date this Agreement shall have been amended to take into account any such changes, provided the parties agree to negotiate in good faith to so amend this Agreement as soon as practicable after such a change. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1995 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1995 Annual Statements or Quarterly Statements, as the case may be.

         1.3. Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         2.1. Commitments; Loans. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Committed Loan," and collectively, the "Committed Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Commitment at such time, provided that no Committed Borrowing shall be made if, immediately after giving effect thereto, the sum of the aggregate principal amount of Committed Loans outstanding at such time and the aggregate principal amount of Bid Loans outstanding at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Committed Loans.

         (b) In addition to Committed Borrowings pursuant to subsection (a) above, each Lender severally agrees that the Borrower may, subject to and on the terms and conditions of this Agreement and as more particularly set forth in
Section 2.3, request the Lenders to submit offers to make loans (each, a "Bid Loan," and collectively, the "Bid Loans") to the Borrower, from time to time on any Business Day during the period from and including the fifth (5th) Business Day after the Closing Date to but not including the earlier of (i) the date that is one (1) Business Day prior to the seventh (7th) day prior to the Maturity Date or (ii) the Termination Date; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers; provided further that no Bid Borrowing shall be made if, immediately after giving effect thereto, (y) the aggregate principal amount of Bid Loans outstanding at such time would exceed the Maximum Bid Loan Amount at such time, or (z) the sum of the aggregate principal amount of Bid Loans outstanding at such time and the aggregate principal amount of Committed Loans outstanding at such time would exceed the aggregate Commitments at such time.

         (c) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be (i) in the case of Committed Loans, either Base Rate Loans or LIBOR Committed Loans, or (ii) in the case of Bid Loans, either Absolute Rate Loans or LIBOR Bid Loans (Base Rate Loans, LIBOR Committed Loans, Absolute Rate Loans and LIBOR Bid Loans, each, a "Type" of
Loan), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

         2.2. Committed Borrowings. (a) In order to make a Committed Borrowing (other than Committed Borrowings involving continuations or conversions of outstanding Committed Loans, which shall be requested pursuant to Section 2.12), the Borrower will give the Administrative Agent written notice by the delivery of a Notice of Committed Borrowing, which shall be sent by telecopy (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Committed Borrowing manually signed by the Borrower), not later than 10:00 a.m., New York City time, three (3) Business Days prior to each Committed Borrowing to be comprised of LIBOR Committed Loans and one (1) Business Day prior to each Committed Borrowing to be comprised of Base Rate Loans; provided, however, that a request for a Committed Borrowing to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove, but any Loans made on the Closing Date shall be made initially as Base Rate Loans; and provided further that the Borrower may, on any proposed Borrowing Date for a Bid Borrowing duly requested in accordance with Section 2.3, give a request not later than 12:00 noon, New York City time, for a Committed Borrowing on such date to be comprised of Base Rate Loans. Each such notice (each, a "Notice of Committed Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (a) the aggregate principal amount and initial Type of the Committed Loans to be made pursuant to such Committed Borrowing, (b) in the case of a Committed Borrowing of LIBOR Committed Loans, the initial Interest Period to be applicable thereto, and (c) the requested Borrowing Date, which shall be a Business Day. Notwithstanding anything to the contrary contained herein:

                    (i) the aggregate principal amount of each Committed Borrowing comprised of Base Rate Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the Aggregate Unutilized Commitments), and the aggregate principal amount of each Committed Borrowing comprised of LIBOR Committed Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

                   (ii) if the Borrower shall have failed to designate the Type of Committed Loans comprising a Committed Borrowing, the Borrower shall be deemed to have requested a Committed Borrowing comprised of Base Rate Loans; and

                  (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Committed Borrowing of LIBOR Committed Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (b) Upon its receipt of a Notice of Committed Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Committed Borrowing. Not later than 2:00 p.m., New York City time, on the requested Borrowing Date, each Lender will make available to the Administrative Agent at its office referred to in Section 10.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Committed Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.4(a) and in like funds as received by the Administrative Agent.

         2.3. Bid Borrowings. (a) In order to request the Lenders to submit Bids to make Bid Loans hereunder, the Borrower will give the Administrative Agent written notice by the delivery of a Bid Request, which shall be sent by telecopy (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Bid Request manually signed by the Borrower), not later than 10:00 a.m., New York City time, (y) five (5) Business Days prior to the requested Bid Borrowing, in the case of a LIBOR Auction, or (z) two (2) Business Days prior to the requested Bid Borrowing, in the case of an Absolute Rate Auction. The Borrower may request offers to make Bid Loans for up to three
(3) separate Interest Periods in a single notice, and each such request for offers for a separate Interest Period shall be deemed a request for a separate Bid Borrowing. Each such notice (each, a "Bid Request") shall be given in the form of Exhibit C-1 and shall specify, with respect to each requested Bid Borrowing for a particular Interest Period:

                    (i) the Interest Period to be applicable to such Bid Borrowing;

                   (ii) the aggregate amount of such requested Bid Borrowing, which shall not (with respect to any single Interest Period) be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, but shall not cause the limits specified in Section 2.1(b) to be exceeded;

                  (iii) whether the Bid Borrowing requested for a particular Interest Period is to be comprised of LIBOR Bid Loans or Absolute Rate Loans; and

                   (iv) the requested Borrowing Date, which shall be a Business Day;

provided, however, that (x) no Interest Period applicable to any Bid Borrowing shall expire on a date later than the first (1st) Business Day prior to the Maturity Date, (y) the Borrower may not submit a Bid Request within five (5) Business Days after the date of submission of any previous Bid Request, and
(z) no Bid Borrowing shall be made if, immediately after giving effect thereto, there would be outstanding Bid Loans and LIBOR Committed Loans in violation of the restrictions set forth in clause (iv) of Section 2.11. A Bid Request not given in the form of Exhibit C-1 or otherwise not given in compliance with the requirements of this subsection (a) may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Borrower of any such rejection.

         (b) Upon receipt of a Bid Request that is not rejected as aforesaid, the Administrative Agent will promptly deliver to the Lenders a copy of the Bid Request, the delivery of which shall constitute an invitation by the Borrower to each Lender to submit Bids (each such Bid Request so delivered, an "Invitation for Bids"), on the terms and subject to the conditions of this Agreement, offering to make Bid Loans pursuant to such Bid Request.

         (c) Each Lender may, at its discretion, submit a Bid containing an offer or offers to make Bid Loans in response to any Invitation for Bids; provided that such Lender may submit a single Bid containing an offer or offers to make up to three (3) separate Bid Loans for each Interest Period specified in the relevant Bid Request. Each Bid must comply with the requirements of this subsection (c) and must be submitted to the Administrative Agent in writing (by facsimile transmission or otherwise) not later than 10:00 a.m., New York City time, (y) three (3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction; provided, however, that Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in its capacity as a Lender may be submitted only if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 9:30 a.m., New York City time, (y) three (3) Business Days prior to the requested Bid Borrowing, in the case of a LIBOR Auction, or
(z) on the requested Borrowing Date, in the case of an Absolute Rate Auction. Each Bid by a Lender shall (subject to Sections 3.2 and 8.1) be irrevocable, shall be submitted in substantially the form of Exhibit C-2 and shall specify:

                    (i) the identity of such Lender;

                   (ii) the Interest Period with respect to each Bid Loan for which such Bid is being made;

                  (iii) with respect to each such Interest Period, the principal amount of each Bid Loan for which such Bid is being made, which principal amounts shall, in the aggregate with respect to each such Interest Period, be not less than $5,000,000 or, if greater, in an integral multiple of $1,000,000 in excess thereof, provided that (y) the aggregate principal amount of all Bid Loans for which a Bid is submitted may be equal to, greater than or less than the Commitment of such Lender, and (z) the aggregate principal amount of all Bid Loans offered by such Lender for a single Interest Period shall not exceed the requested principal amount of the Bid Borrowing for such Interest Period;

                   (iv) in the case of a LIBOR Auction, the margin above or below the applicable LIBOR Rate (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/1000 of 1%) to be added to or subtracted from the applicable LIBOR Rate;

                    (v) in the case of an Absolute Rate Auction, the fixed rate of interest per annum (rounded to the nearest 1/1000th of 1%) offered for each such Bid Loan (the "Absolute Rate"); and

                   (vi) the proposed Borrowing Date.

A Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Bids. A Bid shall be disregarded by the Administrative Agent if it (w) is not given substantially in the form of Exhibit C-2 or fails to specify all of the information required by this subsection (c), (x) contains qualifying, conditional or similar language, (y) proposes terms other than or in addition to those set forth in the applicable Invitation for Bids (other than setting forth separate offers for any Interest Period as contemplated by the preceding sentence), or (z) is submitted to the Administrative Agent after 10:00 a.m., New York City time, on the applicable requested Borrowing Date.

         (d) Promptly upon receipt thereof and in any event not later than 11:00 a.m., New York City time, (y) three (3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Borrower of the terms (i) of each Bid, if any, submitted by a Lender in compliance with the provisions of subsection (c) above, and (ii) of each Bid, if any, submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Bid submitted by such Lender with respect to the same Bid Request. Any such subsequent Bid shall be disregarded by the Administrative Agent unless such subsequent Bid is submitted solely to correct a manifest error in such former Bid and is timely received as provided in subsection (c) above. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of each Bid Borrowing in respect of which Bids were made for each Interest Period specified in the relevant Bid Request, the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered, and the identity of the Lender that made each such Bid.

         (e) Not later than 12:00 noon, New York City time, (y) three (3) Business Days prior to the requested Borrowing Date, in the case of a LIBOR Auction, or (z) on the requested Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall, subject to the terms of this subsection (e), irrevocably accept or reject each of the Bids by written notice (each such notice, a "Bid Loan Confirmation") to the Administrative Agent in the form of Exhibit C-3. The Borrower shall be under no obligation to accept any offer and may choose to reject all offers, provided that the failure by the Borrower to give such notice in a timely manner shall be deemed to constitute a rejection of all Bids. In the case of acceptance, the Bid Loan Confirmation shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Bid in whole or in part, subject to the limitations on the aggregate outstanding principal amount of Bid Loans set forth in Section 2.1(b) and provided that:

                    (i) the aggregate principal amount of each Bid Borrowing with regard to each Interest Period shall not exceed the applicable amount set forth in the related Bid Request;

                   (ii) the aggregate principal amount of each Bid Borrowing shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (subject to the provisions of clause
         (v) below);

                  (iii) acceptance of Bids may be made only on the basis of ascending (i.e., from the lowest effective yield to the highest) LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be;

                   (iv) the Borrower may not accept any Bid that is required to be disregarded under the provisions of subsection (c) above or that otherwise fails to comply with the terms and conditions of this Section 2.3; and

                    (v) if offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, then if the Borrower elects to accept any such offers, the aggregate principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as practicable (in such integral multiples of not less than $1,000,000 as the Borrower, after consultation with the Administrative Agent, may deem appropriate) in proportion to the respective aggregate principal amounts of such offers. Determinations by the Borrower of the allocations of amounts of Bid Loans shall be conclusive absent manifest error.

         (f) The Administrative Agent will promptly notify each Lender having submitted a Bid in response to an Invitation to Bid (i) whether its offer has been accepted or rejected, and (ii) with respect to each Bid Loan made pursuant to such Invitation to Bid, the amount, Absolute Rate or LIBOR Bid Margin (as the case may be), and Interest Period applicable to such Bid Loan. Not later than 2:00 p.m., New York City time, on the requested Borrowing Date, each Lender that has received notice that its offer has been accepted will make available to the Administrative Agent at its office referred to in Section 10.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Bid Loan or Bid Loans required to be made by such Lender. To the extent the relevant Lenders have made such amounts available to the Administrative Agent as provided hereinabove, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.4(a) and in like funds as received by the Administrative Agent.

         (g) In respect of each Bid Request received by the Administrative Agent hereunder (regardless of whether any Bid Loans shall be offered or made in response thereto), the Borrower will pay to the Administrative Agent, on the date of receipt by the Administrative Agent of such Bid Request, a fee in the amount set forth in the Fee Letter.

         2.4. Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (b) Unless the Administrative Agent has received, prior to 2:00 p.m., New York City time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the relevant provisions of Section 2.2 or Section 2.3, as applicable, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment and the Federal Funds Rate plus 2% thereafter until the date such payment is received by the Administrative Agent, and (ii) in the case of the Borrower, at a rate per annum equal to the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

         (d) If a Lender makes a new Committed Loan on a Borrowing Date on which the Borrower is to repay a Committed Loan from such Lender, such Lender shall apply the proceeds of such new Committed Loan to make such repayment, and only the excess of the proceeds of such new Committed Loan over the Committed Loan being repaid need be made available to the Administrative Agent.

         2.5. Notes. (a) The Loans made by each Lender shall be evidenced (i) in the case of Committed Loans, by a Committed Loan Note appropriately completed in substantially the form of Exhibit A-1, and (ii) in the case of Bid Loans, by a Bid Loan Note appropriately completed in substantially the form of Exhibit A-2.

         (b) Each Committed Loan Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.9, as the same may be applicable to the Committed Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (c) Each Bid Loan Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Maximum Bid Loan Amount, (v) bear interest in accordance with the provisions of Section 2.9, as the same may be applicable to the Bid Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (d) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes. The Lenders' records as set forth above shall be presumed to be correct absent manifest error.

         2.6. Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated on the Maturity Date unless sooner terminated pursuant to subsection (b) below or Section 8.2.

         (b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $10,000,000 or, if greater, an integral multiple thereof. Promptly upon receipt of such notice, the Administrative Agent shall provide the Lenders a copy thereof.

         (c) On each date set forth below, the aggregate Commitments shall automatically be permanently reduced to the lower of (i) the amount set forth below opposite such date or (ii) the amount to which the aggregate Commitments have been previously reduced pursuant to Sections 2.6(a) or (b):

                 Date                                     Aggregate Commitments
                 ----                                     ---------------------
           December 31, 1999                                   $187,500,000
           December 31, 2000                                    125,000,000
           December 31, 2001                                     62,500,000
           December 31, 2002                                              0

         (d) The amount of any termination or reduction made under this Section
2.6 may not thereafter be reinstated. Each reduction of the Commitments pursuant to this Section 2.6 shall be applied ratably among the Lenders according to their respective Commitments. Simultaneously with each reduction of the aggregate Commitments under this Section, the Borrower shall pay the Facility Fee accrued on the amount by which the aggregate Commitments have been reduced.

         2.7. Mandatory Payment and Prepayment. (a) Except to the extent due or made sooner pursuant to the provisions of this Agreement, (i) the Borrower will repay the aggregate outstanding principal amount of the Loans in full on the Maturity Date, and (ii) the Borrower will repay each Bid Loan on the last day of the Interest Period applicable thereto.

         (b) In the event that, at any time, the sum of the aggregate principal amount of Committed Loans outstanding at such time and the aggregate principal amount of Bid Loans outstanding at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess. Each such prepayment shall be applied (i) first, to the outstanding principal amount of the Committed Loans, and (ii) second, to the outstanding principal amount of the Bid Loans, ratably among the Lenders holding Bid Loans in proportion to the aggregate principal amount of Bid Loans held by each.

         (c) In the event that, at any time, the sum of the aggregate principal amount of Bid Loans outstanding at such time shall exceed the Maximum Bid Loan Amount at such time (after giving effect to any concurrent termination or reduction of the Commitments), the Borrower will immediately prepay the outstanding principal amount of the Bid Loans in the amount of such excess. Each such prepayment shall be applied to the outstanding principal amount of the Bid Loans, ratably among the Lenders holding Bid Loans in proportion to the aggregate principal amount of Bid Loans held by each.

         (d) Each payment or prepayment of a LIBOR Committed Loan or a Bid Loan made pursuant to the provisions of this Section 2.7 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.19 to be paid as a consequence thereof.

         2.8. Voluntary Prepayment. (a) At any time and from time to time, the Borrower shall have the right to prepay the Committed Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice to the Administrative Agent given not later than 10:00 a.m., New York City time, three (3) Business Days prior to each intended prepayment of LIBOR Committed Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Committed Loans made pursuant to any single Committed Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Committed Loans under such Committed Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and
(iii) unless made together with all amounts required under Section 2.19 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Committed Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and the Types of the Committed Loans to be prepaid (and, in the case of LIBOR Committed Loans, the specific Committed Borrowing or Borrowings pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Promptly upon receipt of such notice, the Administrative Agent shall notify the Lenders thereof. Amounts prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) The Borrower shall not have the right to prepay the Bid Loans on a date other than the last day of the Interest Period applicable thereto.

         2.9. Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full:

                    (i) in respect of each Committed Loan, (y) at the Base Rate, as in effect from time to time during such periods as such Committed Loan is a Base Rate Loan, and (z) at a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Committed Loans, each as in effect from time to time during such periods as such Committed Loan is a LIBOR Committed Loan; and

                   (ii) in respect of each Bid Loan, (y) at the applicable Absolute Rate established in accordance with the provisions of Section 2.3, if such Loan is an Absolute Rate Loan, and (z) at a rate per annum equal to the LIBOR Rate, as in effect from time to time during the applicable Interest Period, plus (or minus) the applicable LIBOR Bid Margin, if such Loan is a LIBOR Bid Loan.

         (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate per annum equal to the interest rate applicable under subsection (a) above from time to time thereafter to such Loans plus 2% (or, in the case of fees and other amounts, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                    (i) in respect of each Base Rate Loan, in arrears on the last Business Day of each calendar quarter;

                   (ii) in respect of each LIBOR Committed Loan or Bid Loan, in arrears (x) on the last day of the Interest Period applicable thereto (subject to the provisions of clause (v) in Section 2.11), (y) in the case of a LIBOR Committed Loan or LIBOR Bid Loan having an Interest Period of more than three months, on the date three months after the first day of such Interest Period, and (z) in the case of a Absolute Rate Loan having an Interest Period of more than 90 days, the day which is 90 days after the first day of such Interest Period; and

                  (iii) in respect of any Loan, (x) on the date of any repayment or prepayment thereof (in respect of the amount so repaid or prepaid),
         (y) at maturity (whether pursuant to acceleration or otherwise) and,
         (z) after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Committed Borrowing of LIBOR Committed Loans after its receipt of the relevant Notice of Committed Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         2.10. Fees. The Borrower agrees to pay:

         (a) To each of The Bank of New York and First Union, for its own respective account, on the date of this Agreement, the fees described in paragraph (i) of the Fee Letter, in the amounts set forth therein as due and payable on the date of this Agreement to each such party and to the extent not theretofore paid to the appropriate party;

         (b) To the Administrative Agent, for the account of each Lender, pro rata according to its Commitment, a facility fee (the "Facility Fee") for the period from the date of this Agreement to the Termination Date, at a rate per annum equal to the Applicable Margin for a Facility Fee on the average daily Commitment of such Lender (whether or not used), payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date; and

         (c) To each Agent, for its own account, the annual administrative fee described in paragraph (ii) of the Fee Letter as payable to such Agent, on the terms, in the amounts and at the times set forth therein.

         2.11. Interest Periods. Concurrently with the giving of a Notice of Committed Borrowing or Notice of Conversion/Continuation in respect of any Committed Borrowing comprised of LIBOR Committed Loans, and concurrently with the giving of a Bid Request in respect of any requested Bid Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Committed Loans or Bid Loans, as the case may be, which Interest Period (x) in the case of any LIBOR Committed Loan and at the option of the Borrower, shall be a one, two, three or six-month period commencing on the date of the Borrowing of such LIBOR Committed Loan (including the date of any continuation of, or conversion into, such LIBOR Committed Loan) and (as to any successive Interest Period applicable to such LIBOR Committed Loan) on the day on which the next preceding Interest Period applicable thereto expires, (y) in the case of any LIBOR Bid Loan and as agreed to by the Borrower and the Lender making such LIBOR Bid Loan, shall be a one, two, three or six-month period commencing on the date of the Borrowing of such LIBOR Bid Loan, or (z) in the case of any Absolute Rate Loan and as agreed to by the Borrower and the Lender making such Absolute Rate Loan, shall be a period of not less than seven (7) nor more than one hundred eighty (180) days commencing on the date of the Borrowing of such Absolute Rate Loan; provided, however, that:

                    (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                   (ii) the Borrower may not select any Interest Period applicable to a Committed Loan that expires after the Maturity Date;

                  (iii) the Borrower may not select any Interest Period applicable to a Bid Loan that expires after the first (1st) Business Day prior to the Maturity Date;

                   (iv) Bid Loans may not be outstanding under more than three
         (3) separate Interest Periods at any one time, and LIBOR Committed Loans and Bid Loans together may not be outstanding under more than eight (8) separate Interest Periods at any one time (for which purpose Interest Periods applicable to LIBOR Committed Loans and Interest Periods applicable to Bid Loans shall be deemed to be separate Interest Periods even if they are coterminous);

                    (v) subject to clauses (ii) and (iii) above, if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, in the case of an Interest Period applicable to LIBOR Loans, if such next succeeding Business Day falls in another calendar month, then such Interest Period shall expire on the next preceding Business Day;

                   (vi) if any Interest Period applicable to LIBOR Loans begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                  (vii) if, upon the expiration of any Interest Period applicable to LIBOR Committed Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Committed Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Committed Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

         2.12. Conversions and Continuations. (a) The Borrower shall have the right on any Business Day to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Committed Loans, or to convert any LIBOR Committed Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Committed Loans, the Interest Periods for which end on the same day for an additional Interest Period, provided that
(x) any such conversion or continuation shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and no partial conversion of LIBOR Committed Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Committed Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.17(d), LIBOR Committed Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Committed Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under
Section 2.19 to be paid as a consequence thereof) and (z) no conversion of Base Rate Loans into LIBOR Committed Loans or continuation of LIBOR Committed Loans shall be permitted during the continuance of a Default or Event of Default.

         (b) The Borrower shall make each such election by giving the Administrative Agent written notice by the delivery of a Notice of Conversion, which shall be sent by telecopy (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower), not later than 10:00 a.m., New York City time, three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Committed Loans and one (1) Business Day prior to the effective date of any conversion of LIBOR Committed Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Committed Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Committed Loans, such LIBOR Committed Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

         2.13. Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its office referred to in Section 10.5, prior to 11:00 a.m., New York City time, on the date payment is due. Any payment made as required hereinabove, but after 11:00 a.m., New York City time, shall be deemed to have been made on the next succeeding Business Day for purposes of calculating interest. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the proviso of clause (v) in Section 2.11 is applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts, provided, however, that if such next Business Day is after the Maturity Date, such payment shall be due on the preceding Business Day.

         (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 11:00 a.m., New York City time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 11:00 a.m., New York City time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected).

         (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment and the Federal Funds Rate plus 2% thereafter until the date such payment is received by the Administrative Agent.

         (d) Subject to Section 2.16(b), each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment not made as and when required hereunder to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Administrative Agent and the Borrower); provided, however, that the failure to give such notice shall not affect the validity of such debit by such Lender.

         (e) With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Credit Documents, the Borrower may designate by written notice to the Administrative Agent prior to or concurrently with such payment the specific Loans or other Obligations that are to be paid, repaid or prepaid, provided that (i) unless made together with all amounts required under Section 2.19 to be paid as a consequence thereof, a prepayment of a LIBOR Committed Loan or Bid may be made only on the last day of the Interest Period applicable thereto, and (ii) each payment on account of any Obligations to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such Obligations owed to them respectively. In the absence of any such designation by the Borrower, or if an Event of Default has occurred and is continuing, such payment shall be applied by the Administrative Agent in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Base Rate Loans; (ii) second, to the payment of interest on, and then the principal portion of, any Committed LIBOR Loans; (iii) third, to the payment of interest on, and then the principal portion of, any Bid Loans; (iv) fourth, to the payment of any other Obligations as directed by the Required Lenders.

         (f) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 or 366 days, as the case may be (in the case of interest on Base Rate Loans based upon the Administrative Agent's prime rate or base rate), or 360 days (in all other instances), and the actual number of days (including the first day, but excluding the last day) elapsed. Any change in the interest rate on Committed Loans resulting from a change in the Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Base Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Base Rate or a LIBOR Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on Base Rate Loans is based on the prime rate (described in clause (i) of the definition of Base Rate), such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on Base Rate Loans on such prime rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.14. Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of either Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by either Agent to any Lender are subsequently returned or repaid by such Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from such Agent, pay such Agent such amount. If any such amounts are recovered by such Agent from the Borrower or its representative or successor in interest, such Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

         2.15. Use of Proceeds. The proceeds of the Loans shall be used solely
(i) to repay the Terminating Indebtedness in full and (ii) for working capital and general corporate purposes.

         2.16. Pro Rata Treatment; Sharing of Payments. (a) All fundings, continuations and conversions of Committed Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Committed Loans pursuant to Section 2.2) or Committed Loans (in the case of continuations and conversions of Committed Loans pursuant to Section 2.12), as applicable from time to time.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 2.20 or Section 10.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim. If at any time any Lender having outstanding both Committed Loans and Bid Loans exercises a right of setoff, such Lender shall apply the proceeds of such setoff first to its Committed Loans until reduced to zero, and thereafter to its Bid Loans.

         2.17. Increased Costs; Change in Circumstances; Illegality; etc.
(a) If, at any time after the date hereof and from time to time, the enactment of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Committed Loans or LIBOR Bid Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Committed Loans or LIBOR Bid Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition affecting its LIBOR Committed Loans or LIBOR Bid Loans, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Committed Loans or LIBOR Bid Loans or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (which shall set forth the basis for such demand in reasonable detail), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return. Each Lender will promptly, but in no event later than ninety (90) days after the officer of such Lender having primary responsibility for this Agreement has knowledge thereof, notify the Borrower of any event occurring after the date hereof that would entitle such Lender to compensation pursuant to this subsection (a).

         (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the enactment of, or any change in, any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (which shall set forth the basis for such demand in reasonable detail), pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return. Each Lender will promptly, but in no event later than ninety (90) days after the officer of such Lender having primary responsibility for this Agreement has knowledge thereof, notify the Borrower of any event occurring after the date hereof that would entitle such Lender to compensation pursuant to this subsection (b).

         (c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or
(z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the applicable interest rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Committed Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make LIBOR Bid Loans or to make, to convert Base Rate Loans into, or to continue, LIBOR Committed Loans shall be suspended (including pursuant to the Committed Borrowing to which such Interest Period applies), and (iii) any Notice of Committed Borrowing, Bid Request or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Committed Loans shall be deemed to be a request for Base Rate Loans (or, in the case of a Bid Borrowing, Absolute Rate Loans), in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders. Notwithstanding the foregoing, the Administrative Agent and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this subsection (c) and that will not, in the reasonable judgment of the Administrative Agent or such Lender, be materially disadvantageous to it.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the enactment of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Committed Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Committed Loan may not lawfully be maintained as a LIBOR Committed Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make LIBOR Bid Loans or to make, to convert Base Rate Loans into, or to continue, LIBOR Committed Loans shall be suspended (including pursuant to any Committed Borrowing for which the Administrative Agent has received a Notice of Committed Borrowing or Bid Request but for which the Borrowing Date has not arrived), and (iii) any Notice of Committed Borrowing, Bid Request or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Committed Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan (or, in the case of a Bid Borrowing, an Absolute Rate Loan), in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower. Notwithstanding the foregoing, the Agents and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this subsection (d) and that will not, in the reasonable judgment of such Agent or such Lender, be materially disadvantageous to it.

         (e) Determinations by the Administrative Agent or any Lender for purposes of this Section 2.17 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. Nothing in this Section 2.17 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

         2.18. Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on either Agent or any Lender by the United States or by the jurisdiction under the laws of which either Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to either Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18), such Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to such Agent or such Lender, as the case may be, evidence of such payment.

         (b) The Borrower will indemnify the Agents and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the such Agent or such Lender, as the case may be, makes written demand therefor.

         (c) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the date of any payment by the Borrower to such Lender under this Agreement or the Notes, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form
4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, in each case certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (d) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         2.19. Compensation. The Borrower will compensate each Lender, upon its written request (which request shall be made within three (3) Business Days after receipt of notice of any payment or proposed payment by the Borrower under this Agreement giving rise to compensation under this Section 2.19, and shall be accompanied by a statement setting forth the basis for requesting such compensation in reasonable detail and, calculated using any method chosen by such Lender which is customarily used by such Lender for such purposes), for all losses, expenses (including any internal processing charges customarily charged by such Lender) and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a borrowing or continuation of, or conversion into, a LIBOR Committed Loan, or a borrowing of a Bid Loan, does not occur on a date specified therefor in a Notice of Committed Borrowing, Notice of Conversion/Continuation or Bid Request, (ii) if any repayment, prepayment or conversion of any LIBOR Committed Loan, or repayment of any Bid Loan, occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Committed Loan or Bid Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Committed Loan or Bid Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section 2.19 in respect of LIBOR Loans shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.19. Determinations by any Lender for purposes of this Section 2.19 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

         2.20. Replacement of Lenders. The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender (i) that has requested compensation from the Borrower under Section 2.17(a) or 2.17(b) in an aggregate amount in excess of $10,000, (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under
Section 2.17(c) or (iii) that shall refuse to fund, or otherwise default in the funding, of its ratable share of any Borrowing requested and permitted to be made hereunder and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days after the Borrower has given such Lender written notice thereof, in any case under clauses (i) through (iii) above by written notice to such Lender and the Administrative Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be an Eligible Assignee and reasonably acceptable to the Administrative Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the Borrower to the Replaced Lender and the Agents provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 10.7(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to
Section 10.7(a)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agents, all (but not less than all) of the Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay (y) to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender under Section 2.10(b), and (z) to the Administrative Agent, for its own account, any amounts owing to the Administrative Agent by the Replaced Lender under Section 2.4(b), (iii) all other obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under Section 2.17(a) and (b) which give rise to the replacement of such Replaced Lender and amounts payable under Section 2.19 as a result of the actions required to be taken under this Section 2.20, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date, and (iv) the Borrower shall pay to the Administrative Agent the processing fee provided for in Section 10.7(a).

                                   ARTICLE III

                             CONDITIONS OF BORROWING

         3.1. Conditions of Initial Loans. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent (provided that in no event shall the Lenders be obligated to make any Loans hereunder if the initial Borrowing does not occur on or prior to March 14, 1997):

         (a) The Documentation Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

                    (i) a Committed Loan Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment and duly completed and executed by the Borrower;

                   (ii) a Bid Loan Note for each Lender that is a party hereto as of the Closing Date, in the amount of the Maximum Bid Loan Amount and duly completed and executed by the Borrower;

                  (iii) a certificate, signed by the chief executive officer, chief financial officer or an executive vice president of the Borrower, in form and substance satisfactory to the Agents, certifying that (A) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the initial Loans hereunder and the application of the proceeds thereof,
         (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the initial Loans hereunder and the application of the proceeds thereof, (C) there are no insurance regulatory proceedings pending or, to such individual's knowledge, threatened against any of the Insurance Subsidiaries in any jurisdiction that, if adversely determined, would be reasonably likely to have a Material Adverse Effect, and (D) both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, no Material Adverse Change has occurred since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, other than the Reserve Adjustment and the Special 1996 Charges;

                   (iv) a certificate of the secretary or an assistant secretary of each of the Borrower and its Material Subsidiaries, in form and substance satisfactory to the Agents, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) as to the Borrower only, that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above;

                    (v) a certificate of the Borrower's chief financial officer as to the financial condition of the Borrower in the form of Exhibit F;

                   (vi) a favorable opinion of Duane, Morris & Heckscher, counsel to the Borrower, addressed to Agents and the Lenders, in substantially the form of Exhibit G and addressing such other matters as either Agent or any Lender may reasonably request; and

                  (vii) a favorable opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Documentation Agent, addressed to the Agents and the Lenders, in substantially the form of Exhibit H.

         (b) The Documentation Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Material Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) as to each Material Insurance Subsidiary, a certificate of compliance as of a recent date, issued by the Insurance Regulatory Authority of its jurisdiction of legal domicile and any other jurisdiction in which such Insurance Subsidiary is reasonably likely to be commercially domiciled as defined under the laws and regulations of such jurisdiction.

         (c) All approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agents), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agents shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that, in the opinion of the Agents, would otherwise be reasonably likely to have a Material Adverse Effect.

         (d) Since December 31, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, other than the Reserve Adjustment and the Special 1996 Charges, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         (e) The Documentation Agent shall have received evidence satisfactory to the Agents that, concurrently with the making of the initial Loans hereunder,
(i) all principal, interest and other amounts outstanding with respect to the Terminating Indebtedness shall be repaid and satisfied in full and that all agreements relating thereto have been terminated, and (ii) the Letter of Credit Facility shall have been amended, or the Borrower shall have provided proper notice, to reduce the maximum principal amount of the facility to $50,000,000 by an amendment, or notice from the Borrower, in form and substance satisfactory to the Agents.

         (f) The Documentation Agent shall have received evidence satisfactory to the Agents that the Reserve Adjustment has been made to the relevant financial statements of MASCCO, Chestnut and the members of the PMA Group.

         (g) The Agents shall be satisfied with the actuarial review and valuation statement of, and opinion as to the adequacy of, each Insurance Subsidiary's loss and loss adjustment expense reserve positions as of December 31, 1996, with respect to the insurance business then in force, prepared and given by an independent actuarial firm satisfactory to the Agents.

         (h) The Documentation Agent shall have received the following at least five (5) days prior to the Closing Date, each of which shall be made no earlier than thirty (30) days prior to the Closing Date and be in form and substance satisfactory to the Agents: (i) certified search reports from an independent search service satisfactory to the Agents listing any tax lien, judgment or pending suit that names the Borrower or any Material Subsidiary as debtor or defendant, as appropriate, in any jurisdiction or judicial district (either state or federal) in or containing Montgomery County, Pennsylvania or Philadelphia County, Pennsylvania including, without limitation, the Pennsylvania Secretary of the Commonwealth, and (ii) the results of a search of all filings made against the Borrower and any Material Subsidiary under the Uniform Commercial Code as in effect in Pennsylvania in the Pennsylvania Secretary of the Commonwealth, Montgomery County, Pennsylvania and Philadelphia County, Pennsylvania.

         (i) The Borrower shall have paid (i) to The Bank of New York and First Union, the unpaid balance of the fees described in paragraph (i) of the Fee Letter, (ii) if the primary syndication of the Credit Agreement shall have occurred, to each Agent, the initial payment of the annual administrative fee described in paragraph (ii) of the Fee Letter, and (iii) all other fees and expenses of the Agents and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

         (j) The Documentation Agent shall have received Compliance Certificates together with Covenant Compliance Worksheets (prepared on a pro-forma basis after giving effect to the consummation of the transactions contemplated by the Credit Documents) satisfactory to the Agents and certified by the chief financial officer of the Borrower.

         (k) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

         (l) The Agents and each Lender shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.

         3.2. Conditions to All Loans. The obligation of each Lender to make any Loans hereunder, including the initial Loans, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) The Administrative Agent shall have received a Notice of Committed Borrowing in accordance with Section 2.2(a) or a Bid Request in accordance with
Section 2.3(a), as applicable;

         (b) Each of the representations and warranties contained in Article IV and in the other Credit Documents shall be true and correct on and as of the Closing Date (in the case of the initial Loans made hereunder) and as of any such later Borrowing Date (in the case of all subsequent Loans) with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

         (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

         Each giving of a Notice of Committed Borrowing or a Bid Request, and the consummation of each Borrowing, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections
(b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agents and the Lenders as follows:

         4.1. Corporate Organization and Power. Each of the Borrower and its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2. Authorization; Enforceability. The Borrower has taken all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

         4.3. No Violation. The execution, delivery and performance by the Borrower of this Agreement and each of the other Credit Documents, and compliance by it with the terms hereof and thereof, do not and will not
(i) contravene any Requirement of Law applicable to the Borrower, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         4.4. Governmental Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of this Agreement or any of the other Credit Documents or the legality, validity or enforceability hereof or thereof.

         (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties except where the failure to do so would not have a Material Adverse Effect.

         (c) Schedule 4.4 lists with respect to each Material Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Material Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Material Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Borrower, (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) there is no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Material Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 4.4, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

         4.5. Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect or (ii) with respect to this Agreement or any of the other Credit Documents.

         4.6. Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal and all material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as set forth on Schedule 4.6, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries; and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles.

         4.7. Subsidiaries. Schedule 4.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof, and indicates in each case whether such Subsidiary is a Material Subsidiary.

         4.8. Full Disclosure. All factual information heretofore or contemporaneously furnished to either Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to either Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

         4.9. Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

         4.10. No Material Adverse Change. Other than the Reserve Adjustment and the Special 1996 Charges, there has been no Material Adverse Change since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         4.11. Financial Matters. (a) The Borrower has heretofore furnished to the Agents copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1995, 1994, and 1993, and the related statements of income, stockholders' equity and cash flows for the fiscal years then ended, together with the opinion of Coopers & Lybrand, L.L.P. thereon, and
(ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the fiscal year then ended. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited financial statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

         (b) The Borrower has heretofore furnished to the Agents copies of
(i) the Annual Statements of each of the Insurance Subsidiaries as of December 31, 1996, 1995 and 1994, and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with Statutory Accounting Practices (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by Statutory Accounting Practices and to normal year-end adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Practices, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

         (c) Each of the Borrower and its Material Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) will have capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) will have assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and
(z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) will not intend to, and will not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

         4.12. Ownership of Properties. Each of the Borrower and its Material Subsidiaries (i) has good and marketable title to all real property owned by it,
(ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii) and (iii) above free and clear of all Liens other than Permitted Liens.

         4.13. ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has
(i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         4.14. Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or, to the knowledge of the Borrower, is presently the subject of an environmental audit, assessment or remedial action.

         (b) Except as set forth of Schedule 4.14, to the knowledge of the Borrower, (i) no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

         (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Other than normal claims in the ordinary course of business pursuant to insurance policies written by an Insurance Subsidiary, neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

         4.15. Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         4.16. Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.17. Insurance. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities (other than normal life insurance risk), under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by the Borrower or any of its Subsidiaries with respect to any such insurance policies, and the Borrower and each of its Subsidiaries are in substantial compliance with all conditions contained therein.

         4.18. Certain Contracts. Schedule 4.18 lists, as of the Closing Date, each material contract, agreement or commitment, written or oral, other than Reinsurance Agreements, to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (other than insurance policies written in the ordinary course of business) and that (i) relates to employment or labor matters,
(ii) involves aggregate consideration payable to or by any party thereto of $1,000,000 or more or (iii) is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of the Borrower or any of its Subsidiaries, and also indicates the parties, subject matter and term thereof. As of the Closing Date, each such contract is in full force and effect, and neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in breach of or default under any such contract. As of the Closing Date, none of such other parties has any presently exercisable right to terminate any such contract nor will any such other party have any right to terminate any such contract on account of the execution, delivery and performance of the Credit Documents.

         4.19. Reinsurance Agreements. (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ending December 31, 1996, there are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect; none of the Insurance Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in breach of or default under any such contract; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared. Except as set forth on Schedule 4.19, each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement on the Closing Date either (i) has a rating of "A-" or better by A.M. Best & Company or (ii) has provided collateral in favor of the applicable Insurance Subsidiary of the type and in an amount described in Schedule 4.19.

         (b) As of the Closing Date, no Insurance Subsidiary is a party to any Surplus Relief Reinsurance Agreement.

         4.20. Ranking of Obligations. So long as any of the Surviving Senior Notes remain unpaid and outstanding, the Obligations rank pari passu with the obligations of the Borrower in respect of the Surviving Senior Notes.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

         5.1. GAAP Financial Statements. The Borrower will deliver to each
Lender:

         (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter ending after the date hereof, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

         (b) As soon as available and in any event within one-hundred twenty
(120) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, stockholders' equity and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles, (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income, stockholders' equity and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail, and (iii) an unaudited balance sheet of PMA Cayman as of the end of such fiscal year and unaudited statements of income, stockholders' equity and cash flows for PMA Cayman for the fiscal year then ended, all prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis with that of the preceding fiscal year or containing disclosure to the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such fiscal year.

         5.2. Statutory Financial Statements. The Borrower will deliver to each
Lender:

         (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter ending after the date hereof, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

         (b) As soon as available and in any event within sixty (60) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices; and

         (c) As soon as available and in any event within one hundred twenty-one
(121) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, a Combined Annual Statement of PMAIC and its Consolidated Affiliates as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices.

         5.3. Other Business and Financial Information. The Borrower will deliver to each Lender:

         (a) Concurrently with each delivery of the financial statements described in Sections 5.1 and 5.2, a Compliance Certificate in the form of Exhibit E-1 (in the case of the financial statements described in Section 5.1) or Exhibit E-2 (in the case of the financial statements described in Section 5.2) with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of the Borrower (or a vice president of the Borrower having significant responsibility for financial matters), together, in the case of the financial statements described in Section 5.1, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1 and 6.2 as of the last day of the period covered by such financial statements, and in the case of the financial statements described in Section 5.2, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.3 and 6.4 as of the last day of the period covered by such financial statements;

         (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile;

         (c) Promptly upon the sending or filing thereof, copies of any "internal control" letter filed by on behalf of the Borrower or any of its Subsidiaries with any Insurance Regulatory Authority;

         (d) Promptly upon the sending, filing or receipt thereof, copies of
(i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange,
(iii) all significant reports on examination or similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, and

(iv) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates;

         (e) Promptly upon (and in any event within three (3) Business Days after) an officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

                    (i) the occurrence of any Default or Event of Default, together with a written statement of the chief executive officer or chief financial officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

                   (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this Section 5.3(e)(ii);

                  (iii) the receipt by the Borrower or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

                   (iv) the occurrence of any of the following, together with a reasonably detailed description thereof and copies of any filings, communications, reports or other information relating thereto made available to the Borrower or any of its Subsidiaries: (A) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (B) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws by the Borrower or any of its Subsidiaries; or
        (C) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses
         (A), (B) and (C) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

                    (v) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect;

                   (vi) if and when any member of the ERISA Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

                  (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the chief executive officer or chief financial officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

         (f) Promptly, notice of (i) the occurrence of any material amendment or modification to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any such agreements that are in a runoff mode on the Closing Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by the Borrower or any of its Subsidiaries of any written notice of any denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party which would be reasonably likely to have a Material Adverse Effect;

         (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including, without limitation, financial, actuarial and other information with respect to Reinsurance Agreements) as either Agent or any Lender may from time to time reasonably request; and

         (h) Upon the request of either Agent at the direction of the Required Lenders (which absent a showing of good cause shall not be more often than one time during any twelve-month period), at the Borrower's expense, deliver to each Lender within sixty (60) days of such request an actuarial review of the liabilities and other items of each Insurance Subsidiary prepared by an actuary or a firm of actuaries reasonably acceptable to the Agents, such actuarial review to be in form and substance reasonably acceptable to the Required Lenders.

         5.4. Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 7.1. The Borrower will, and will cause each of its Subsidiaries to, (i) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

         5.5. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

         5.6. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

         5.7. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities (other than normal life insurance risk), of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

         5.8. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles or Statutory Accounting Practices, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of either Agent or any Lender, at such Agent's or Lender's expense (except as provided in Section 10.1), to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, with the prior consent of the Borrower (such consent not to be unreasonably withheld), the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

         5.9. Dividends. The Borrower will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to the Borrower as shall be necessary for the Borrower to make payments of the principal of and interest on the Loans in accordance with this Agreement. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments, the Borrower will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

         5.10. Ownership of Insurance Subsidiaries. The Borrower will cause each of its Insurance Subsidiaries to remain at all times a Wholly Owned Subsidiary of the Borrower, except as expressly permitted otherwise by Section 7.1.

         5.11. Extinguishment of Senior Note Indebtedness. The Borrower, on or before June 30, 1997, will cause the Surviving Senior Note Indebtedness, including all fees and interest accrued thereon, to be extinguished and paid in full and the Surviving Senior Notes to be cancelled.

         5.12. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by either Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agents and the Lenders under this Agreement and the other Credit Documents.


                                   ARTICLE VI

                               FINANCIAL COVENANTS

         The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

         6.1. Capitalization Ratio. The Borrower will not permit the Capitalization Ratio to be greater than 0.35 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996.

         6.2. Cash Coverage Ratio. The Borrower will not permit the Cash Coverage Ratio to be less than (i) with respect to any four fiscal quarter period ending on or after December 31, 1996 or ending on or before December 31, 1999, 2.50 to 1.0, and (ii) with respect to any four fiscal quarter period ending thereafter, 2.75 to 1.0.

         6.3. Statutory Surplus. The Borrower will cause the Consolidated Statutory Surplus of the Insurance Subsidiaries to be not less than $450,000,000 at all times from and after the Closing Date.

         6.4. Risk-Based Capital. The Borrower will not permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of the following Insurance Subsidiaries to be less than the percentages set forth below, as of the dates set forth below, of the applicable "Company Action Level RBC" (within the meaning of the Model Act):

                     (i) with respect to PMA Re, as of the last day of any fiscal year, beginning with the fiscal year ending December 31, 1996, not less than 150%;

                    (ii) with respect to any other Insurance Subsidiary (other than an Insurance Subsidiary not required by the relevant Insurance Regulatory Authority to meet any RBC requirements), not less than
         (w) as of December 31, 1996, 100% (x) as of December 31, 1997, 110%,
         and (y) as of December 31, 1998, 115%, and (z) as of December 31, 1999 and the last day of any fiscal year thereafter, 120%.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

         7.1. Merger; Consolidation; Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, enter into any consolidation, merger or other combination, or sell, assign, lease, convey, transfer, assumption reinsure or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties outside of the ordinary course of its business, or agree to do any of the foregoing; provided, however, that:

                     (i) any Subsidiary may merge or consolidate with, or sell or otherwise dispose of assets to, another Subsidiary or the Borrower so long as (y) the surviving or transferee corporation is the Borrower or a Wholly Owned Subsidiary and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

                    (ii) the Borrower and its Subsidiaries may sell or exchange used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business; and

                   (iii) the Borrower and its Subsidiaries may sell (y) the capital stock or all or any portion of the assets, business or properties of a Subsidiary that is not a Material Subsidiary, and
         (z) any asset or group of assets constituting less than (A) in any single transaction or series or related transactions, ten percent (10%) of Consolidated Statutory Surplus as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and
         (B) during the term of this Agreement, in the aggregate with all such other sales pursuant to this clause (iii), thirty percent (30%) of Consolidated Statutory Surplus as of the end of the immediately preceding fiscal year.

         7.2. Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Indebtedness other than:

                   (i) Indebtedness in respect of the Letter of Credit Facility, provided the aggregate amount of the Letter of Credit Exposure does not exceed $50,000,000;

                  (ii) accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                 (iii) Indebtedness of any Wholly Owned Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary;

                  (iv) Indebtedness due under the Credit Documents;

                   (v) subject to Section 5.11, the Surviving Senior Note Indebtedness;

                  (vi) the Terminating Indebtedness but only until the initial Borrowing hereunder shall have occurred;

                 (vii) Indebtedness existing on the Closing Date as set forth on Schedule 7.2;

                (viii) Indebtedness in respect of any Hedge Agreement covering a notional principal amount not in excess of the amount of the aggregate Commitments; and

                  (ix) Indebtedness (other than Indebtedness specified in clauses (i) through (viii) above) in the aggregate principal amount outstanding not exceeding $10,000,000 at any time and constituting
         (y) unsecured Indebtedness of the Borrower or (z) reimbursement obligations under letters of credit (whether or not drawn or matured and in the stated amount thereof) issued on behalf of an Insurance Subsidiary in the ordinary course of such Insurance Subsidiary's business.

         7.3. Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                    (i) Liens (y) in existence on the Closing Date and set forth on Schedule 7.3 and (z) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Lien provided that such Indebtedness is not increased and is not secured by any additional assets;

                   (ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

                  (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(i)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                   (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

                    (v) Liens in connection with pledges and deposits made pursuant to statutory and regulatory requirements of Insurance Regulatory Authorities by an Insurance Subsidiary in the ordinary course of its business, for the purpose of securing regulatory capital or satisfying other financial responsibility requirements;

                   (vi) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

                  (vii) Liens with respect to cash and Treasury Securities of the Borrower or any Subsidiary conveyed pursuant to and in accordance with the Letter of Credit Facility to secure the Borrower's or any Subsidiary's reimbursement obligations thereunder; and

                 (viii) Liens (other than Liens specified in clauses (i) through (vii) above) securing obligations in the aggregate principal amount not exceeding, at any time, the greater of (y) five percent (5%) of Consolidated Net Worth as of the end of the immediately preceding fiscal year or (z) $20,000,000.

         7.4. Investments; Acquisitions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person, or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, if, immediately after any such Investment, the amount of the cash, Cash Equivalents and Investment Grade Securities owned by the Borrower and its Subsidiaries, on a consolidated basis, would be less than eighty-five percent (85%) of the total Invested Assets of the Borrower and its Subsidiaries determined as of the end of the most recent fiscal quarter.

         7.5. Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

                    (i) each Wholly Owned Subsidiary may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary to the extent permitted under applicable Requirements of Law and, as to the Insurance Subsidiaries, by each relevant Insurance Regulatory Authority; and

                   (ii) the Borrower may declare and make dividend payments or other distributions, and may purchase, redeem, retire or otherwise acquire shares of its capital stock, in cash or in-kind, in each case provided that, immediately after giving effect thereto, no Default or Event of Default would exist.

         (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, other than with respect to the Surviving Senior Note Indebtedness and the Terminating Indebtedness, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any Indebtedness (other than the Loans) or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

         7.6. Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                    (i) transactions described on Schedule 7.6 or otherwise expressly permitted hereunder; and

                   (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

         7.7. Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Indebtedness, including, without limitation, the Letter of Credit Facility and the Surviving Senior Notes, or
(ii) amend or modify its articles or certificate of incorporation or bylaws, in each case under clauses (i) and (ii) other than any amendments or modifications that could not reasonably be expected to affect the Lenders adversely.

         7.8. Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage to any substantial degree in any business other than the lines of property and casualty insurance business and other businesses engaged in by the Borrower and its Subsidiaries on the date hereof or a business reasonably related thereto.

         7.9. Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or the Letter of Credit Facility, (ii) the ability of the Borrower or any Subsidiary to grant, assume or permit to exist any Lien upon any of its assets or properties as security, directly or indirectly, for the Obligations, other than the restrictions set forth in the Credit Documents or Letter of Credit Facility, or (iii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         7.10. Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) the Borrower shall have given the Lenders written notice of its intention to change such ending date at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Lenders, to reflect the new fiscal year ending date.

         7.11. Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles or Statutory Accounting Practices, as applicable, and any change to an accounting principle that can be demonstrated by the Borrower to be "preferable" in accordance with Statements on Auditing Standards No. 58 as promulgated by the Auditing Standards Board.

         7.12. Reinsurance Agreements. The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to, (i) except for the Reinsurance Agreements existing on the Closing Date with the reinsurers set forth on Schedule 4.19, be or become a party to any Reinsurance Agreement (whether in effect as of the Closing Date or at any time thereafter) with any reinsurer not rated "A-" or better by A.M. Best & Company unless such reinsurer has either (x) provided a letter of credit issued by a United States bank having a long term senior debt rating of A or better by Standard & Poor's Ratings Group and Moody's Investors Services, Inc., in favor of the Borrower or the applicable Insurance Subsidiary in an amount equal to or greater than the obligations transferred pursuant to such Reinsurance Agreement, (y) placed the assets transferred by the Insurance Subsidiary pursuant to such Reinsurance Agreement in a trust with a fiduciary and under terms, including investment restrictions consistent with this Agreement, satisfactory to the Agent, or (z) otherwise provided collateral in favor of the Borrower or the applicable Insurance Subsidiary in form and amount satisfactory to the Required Lenders, (ii) enter into any Reinsurance Agreements, or make any amendment or modification to or waiver of any Reinsurance Agreements, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (iii) be or become a party to any Surplus Relief Reinsurance Agreement if the increase in Consolidated Statutory Surplus as a result of or arising from such Surplus Relief Reinsurance Agreement, when added to the increase in Consolidated Statutory Surplus as a result of or arising from all other Surplus Relief Reinsurance Agreements theretofore entered into by any Insurance Subsidiary, net of any surplus relief recaptured in respect of such Surplus Relief Reinsurance Agreements, exceeds the lesser of (y) ten percent (10%) of Consolidated Statutory Surplus as of the most recent fiscal year end, or (z) $45,000,000.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Borrower shall fail to pay when due any principal on any Loan, or shall fail to pay within five (5) days of the due date thereof interest on any Loan, fees or any other Obligation;

         (b) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.15, 5.3, 5.4(i), or 5.11, or in Article VI or Article VII;

         (c) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period after the Borrower acquires knowledge thereof of
(i) five (5) days with respect to covenants set forth in Sections 5.1 or 5.2 or
(ii) thirty (30) days with respect to any other condition, covenant or agreement;

         (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

         (e) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

         (f) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

         (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

         (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 (other than a liability of an Insurance Subsidiary under an insurance contract written in the ordinary course of business) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days;

         (i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

         (j) Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Insurance Subsidiary, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

         (k) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

         (l) Any of the following shall occur: (i) any Person, including, without limitation, any individual member of the Management Group, or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, provided, however, The PMA Foundation, a Pennsylvania non-profit corporation, may become the beneficial owner of securities of the Borrower representing fifty percent (50%) or less of the combined voting power of the then outstanding securities of the Borrower so long as it remains a non-profit corporation that has no members with voting rights and the Management Group collectively may become the beneficial owner of securities of the Borrower representing fifty percent (50%) or less of the combined voting power of the then outstanding securities of the Borrower, or
(ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors of the Borrower as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

         8.2. Remedies: Termination of Commitment, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agents, acting jointly, shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Commitments to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(f) or Section 8.1(g), the Commitments shall automatically be terminated);

         (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(f) or Section 8.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower); and

         (c) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

         8.3. Remedies: Set-Off. Subject to Section 2.16(b), in addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees to notify the Borrower promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


                                   ARTICLE IX

                                   THE AGENTS

         9.1. Appointment. Each Lender hereby irrevocably appoints and authorizes The Bank of New York to act as Administrative Agent, First Union to act as Documentation Agent, and both to act jointly as Agents hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent or the Documentation Agent, as appropriate, by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         9.2. Nature of Duties. Neither Agent shall have any duties or responsibilities other than those expressly set forth as applicable to such Agent in this Agreement and the other Credit Documents. Neither Agent shall have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in


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respect of any Lender; and nothing in this Agreement or any other Credit
Document, express or implied, is intended to or shall be so construed as to impose upon either Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. Each Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         9.3. Exculpatory Provisions. Neither Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         9.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to such Agent in accordance with the provisions of this Agreement. Each Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of such Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).


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

         9.5. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of respective their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by either Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by either Agent to any Lender. Each Lender represents to the Agents that (i) it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of either Agent or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.6. Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that either Agent receives such a notice, such Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, such Agent shall have no obligation to notify the Lenders with respect thereto. The Agents shall (subject to Sections 9.4 and 10.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.7. Indemnification. To the extent either Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify each Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing, and (ii) to reimburse each Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by such Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the finally adjudicated gross negligence or willful misconduct of the party to be indemnified.

         9.8. Each Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, each Agent in its individual capacity and not as an Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if such Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         9.9. Successor Agents. Either Agent may resign at any time by giving thirty (30) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the other Agent shall have the right to succeed to the responsibilities and authority of the resigning Agent. If such other Agent does not provide written notice to the Lenders of its election to succeed the resigning Agent prior to the effectiveness of such resignation, or if no other Agent shall exist, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative or Documentation Agent, as appropriate (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the resigning Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative or Documentation Agent, as appropriate, from among the Lenders. Upon the acceptance of any appointment as an Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any resigning Agent's resignation as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent. If no successor to an Administrative or Documentation Agent, as appropriate, has accepted appointment as such Agent by the thirtieth (30th) day following a resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of such Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1. Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and


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

expenses of each Agent (including, without limitation, the reasonable fees and expenses of counsel to each Agent) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of each Agent and Lender (including, without limitation, the reasonable fees and expenses of counsel to either Agent or any Lender) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless each Agent and Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the either Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

         10.2. Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless each Agent and Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

         10.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED, HOWEVER, THAT THE OBLIGATIONS AND LIABILITY OF THE ADMINISTRATIVE AGENT EXPRESSLY SET FORTH IN THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, BUT INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW. THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR NEW YORK COUNTY, NEW YORK OR ANY


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FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA
OR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH EITHER AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS
SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.4. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, the Agents and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Documentation Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements or Disputes to which the Borrower is not a party.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (ii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary


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


bankruptcy proceeding; and (iii) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

         10.5. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

                  (a) if to the Borrower, to Pennsylvania Manufacturers Corporation, Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19103-7590, Attention: Francis W. McDonnell, Telecopy no.
         (215) 665-5061;

                  (b) if to the Administrative Agent, to The Bank of New York, One Wall Street, Agency Function Administration, 18th Floor, New York, New York 10286, Attention: Ramona Washington, Telecopy No.
         (212) 635-6365 or 6366 or 6367, with a copy to The Bank of New York, One Wall Street, Insurance Division, 17th Floor, New York, New York 10286, Attention: Lizanne T. Eberle, Vice President, Telecopy No.
         (212) 809-9520;

                  (c) if to the Documentation Agent, to First Union National Bank of North Carolina, One First Union Center, DC-5, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Jay S. Bullock, Telecopy No. (704) 383-7611; and

                  (d) if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to each Agent shall not be effective until received by such Agent.

         10.6. Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Documentation Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

         (a) unless agreed to by all of the Lenders, (i) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations (other than fees payable to the Agents for their own account), (ii) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Loan, any fees (other than fees payable to the Agents for their own


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account) or any other Obligations; (iii) increase or extend the Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct either Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"), or (v) change any provision of Sections 2.16 or this Section 10.6; and

         (b) unless agreed to by the Agents in addition to the Lenders required as provided hereinabove to take such action, affect the rights or obligations of either Agent hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

         10.7. Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld or delayed and, in the case of the Borrower, shall not be required during the continuance of an Event of Default, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the entire Commitment of such Lender immediately prior to such assignment or (z) $5,000,000, and (iii) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five (5) Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agents and the other parties hereto as if set forth at length herein.

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         (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower (if required), together with the Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower, the Documentation Agent and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent in exchange for the surrendered Notes (y) a new Committed Loan Note to the order of such Assignee in a principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Committed Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Committed Loans and/or Commitment hereunder, a new Committed Loan Note to the order of the assigning Lender in an amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Committed Loans) retained by it hereunder, and (z) a new Bid Loan Note to the order of such Assignee in a principal amount equal to the Maximum Bid Loan Amount. Such new Notes shall be dated the date of the replaced Notes and shall otherwise be in substantially the forms of Exhibits A-1 and A-2, as applicable. The Administrative Agent will return cancelled Notes to the Borrower.

         (d) Each Lender may, without the consent of the Borrower, either Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by
it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement,
(iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations, (y) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.17(a), 2.17(b), 2.18, 2.19 and 8.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

         (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.13.

         10.8. No Waiver. The rights and remedies of the Agents and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of either Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and either Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of either Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         10.9. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 10.7.

         10.10. Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.17(a), 2.17(b), 2.18, 2.19, 9.7, 10.1 and 10.2, shall survive the payment in full of the Loans, the termination of the Commitments and any termination of this Agreement or any of the other Credit Documents.

         10.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         10.12. Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

         10.13. Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to either Agent or any other Lender,
(v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 10.7(f).

         10.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agents and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

         10.15. Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION AND THE BANK OF NEW YORK TO THE BORROWER DATED JANUARY 15, 1997, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                          PENNSYLVANIA MANUFACTURERS CORPORATION


                                          By: /s/ Francis W. McDonnell
                                              ----------------------------------
                                       Title: Chief Financial Officer
                                              ----------------------------------



                             (signatures continued)

                                            ADMINISTRATIVE AGENT:

                     THE BANK OF NEW YORK, as an Agent, the
                        Administrative Agent, and Lender


Commitment:                               By: /s/ Lizanne T. Eberle
                                              ----------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                          Instructions for wire transfers to
                                            the Administrative Agent:

                                          The Bank of New York
                                          ABA Routing No. 0210-0001-8
                                          New York, New York
                                          A/C 803-329-7689
                                          Attention: William Fahey
                                          Special Financial Products
                                          Re: Pennsylvania Manufacturers
                                              Corporation

                                          Address for notices:

                                          The Bank of New York
                                          One Wall Street
                                          Insurance Division
                                          17th Floor
                                          New York, New York 10286
                                          Attention: Lizanne T. Eberle,
                                                     Vice President
                                          Telephone: (212) 635-6475
                                          Telecopy: (212) 809-9520

                                          Lending Office:

                                          The Bank of New York
                                          One Wall Street
                                          Agency Function Administration
                                          18th Floor
                                          New York, New York 10286
                                          Attention: Ramona Washington
                                          Telephone: (212) 635-4699
                                          Telecopy: (212) 635-6365 or 6366
                                                                   or 6367



                             (signatures continued)

                                          DOCUMENTATION AGENT:

                                          FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA, as an Agent, the
                                          Documentation Agent and Lender


Commitment:                               By: /s/ Gail M. Golightly
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------



                                          Address for notices:

                                          First Union National Bank of
                                          North Carolina
                                          Financial Institutions Group
                                          One First Union Center
                                          301 South College Street
                                          Charlotte, North Carolina 28288-0735
                                          Attention: Jay S. Bullock
                                          Telephone: (704) 383-3789
                                          Telecopy: (704) 383-7611

                                          Lending Office:

                                          First Union National Bank of
                                          North Carolina
                                          Financial Institutions Group
                                          One First Union Center
                                          301 South College Street
                                          Charlotte, North Carolina 28288-0735
                                          Attention: Jay S. Bullock
                                          Telephone: (704) 383-3789
                                          Telecopy: (704) 383-7611

                             (signatures continued)

                                          FLEET NATIONAL BANK


Commitment:  $35,000,000                  By: /s/ Michael M. Sinisgalli
                                              ----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                          Address for notices:

                                          Fleet National Bank
                                          777 Main Street, CT/MO/0250
                                          Insurance Industry Department
                                          Hartford, Connecticut  06115
                                          Attention: Michael Sinisgalli or
                                                     Carla Balesano
                                          Telephone: (860) 986-2645 or
                                                     (860) 986-5603
                                          Telecopy:  (860) 986-1264

                                          Lending Office:

                                          Fleet National Bank
                                          777 Main Street, CT/MO/0250
                                          Insurance Industry Department
                                          Hartford, Connecticut  06115
                                          Attention: Michael Sinisgalli or
                                                     Carla Balesano
                                          Telephone: (860) 986-2645 or
                                                     (860) 986-5603
                                          Telecopy: (860) 986-1264

                             (signatures continued)

                                          PNC BANK, NATIONAL ASSOCIATION


Commitment:  $25,000,000                  By: /s/ Kirk Seagers
                                              ----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                          Address for notices:

                                          PNC Bank, National Association
                                          1600 Market Street, 21st Floor
                                          Philadelphia, Pennsylvania 19103
                                          Attention: Kirk Seagers
                                          Telephone: (215) 585-6036
                                          Telecopy: (215) 585-7615

                                          Lending Office:

                                          PNC Bank, National Association
                                          1600 Market Street, 21st Floor
                                          Philadelphia, Pennsylvania 19103
                                          Attention: Kirk Seagers
                                          Telephone: (215) 585-6036
                                          Telecopy: (215) 585-7615

                             (signatures continued)

                                          MELLON BANK N.A.


Commitment: $25,000,000                   By: /s/ Susan M. Whitewood
                                              ----------------------------------
                                       Title: Assistant Vice President
                                              ----------------------------------


                                          Address for notices:

                                          Mellon Bank N.A.
                                          One Mellon Bank Center
                                          Room 370
                                          Pittsburgh, Pennsylvania 15258
                                          Attention: Susan Whitewood
                                          Telephone: (412) 234-7112
                                          Telecopy: (412) 234-8087

                                          Lending Office:

                                          Mellon Bank N.A.
                                          One Mellon Bank Center
                                          Room 370
                                          Pittsburgh, Pennsylvania 15258
                                          Attention: Susan Whitewood
                                          Telephone: (412) 234-7112
                                          Telecopy: (412) 234-8087

                             (signatures continued)

                                          CORESTATES BANK, N.A.


Commitment: $25,000,000                   By: /s/ John M. Hayes
                                              ----------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                          Address for notices:

                                          CoreStates Bank, N.A.
                                          1339 Chestnut Street
                                          FC 1-8-8-4
                                          Philadelphia, Pennsylvania 19101-7618
                                          Attention: John M. Hayes
                                          Telephone: (215) 973-2767
                                          Telecopy: (215) 786-4114

                                          Lending Office:

                                          CoreStates Bank, N.A.
                                          1339 Chestnut Street
                                          FC 1-8-8-4
                                          Philadelphia, Pennsylvania 19101-7618
                                          Attention: John M. Hayes
                                          Telephone: (215) 973-2767
                                          Telecopy: (215) 786-4114

                             (signatures continued)

                                          DRESDNER BANK AG, NEW YORK BRANCH AND
                                          GRAND CAYMAN BRANCH


Commitment: $25,000,000                   By: /s/ Thomas J. Nodramia
                                              ----------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                          By: /s/ Bridgitte Sacin
                                              ----------------------------------
                                       Title: Assistant Treasurer
                                              ----------------------------------




                                          Address for notices:

                                          Dresdner Bank AG
                                          New York Branch
                                          75 Wall Street
                                          New York, New York  10005-2889
                                          Attention: Lora Lam
                                          Telephone: (212) 429-2288
                                          Telecopy: (212) 429-2130

                                          Lending Office:

                                          Dresdner Bank AG
                                          New York Branch
                                          75 Wall Street
                                          New York, New York  10005-2889
                                          Attention: Tony Valencourt
                                          Telephone: (212) 429-2286
                                          Telecopy: (212) 429-2524

                                          Exhibit A-1 to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                                 Borrower's Taxpayer Identification No. ________

                                     FORM OF
                              COMMITTED LOAN NOTE



$__________________                                    ___________________, 1997

                                                       Charlotte, North Carolina

     FOR VALUE RECEIVED, PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of _____________________ (the "Lender"), at the offices of The Bank of New York (the "Administrative Agent") located at One Wall Street, New York, New York (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of March __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, the Administrative Agent and First Union National Bank of North Carolina, as Documentation Agent, the principal sum of up to ________________________ DOLLARS ($______), or such lesser amount as may constitute the unpaid principal amount of the Committed Loans made by the Lender, under the terms and conditions of this promissory note (this "Committed Loan Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Committed Loan Note at the rates provided in the Credit Agreement.

     This Committed Loan Note is one of a series of Committed Loan Notes issued to evidence the Committed Loans made from time to time under the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Committed Loan Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Committed Loan Note permitted under the Credit Agreement is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Committed Loan Note.

     In the event of an acceleration of the maturity of this Committed Loan Note pursuant to the Credit Agreement, this Committed Loan Note, and all other indebtedness of the Borrower to the Lender under the Credit Agreement, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Committed Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Committed Loan Note shall be governed by and construed in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof). The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina and New York County, New York, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Committed Loan Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

                                          PENNSYLVANIA MANUFACTURERS CORPORATION

                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

                                          Exhibit A-2 to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                                 Borrower's Taxpayer Identification No. ________

                                    FORM OF
                                 BID LOAN NOTE

$117,500,000                                           ___________________, 1997

                                                       Charlotte, North Carolina

     FOR VALUE RECEIVED, PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of ____________________________________ (the "Lender"), at the offices of The Bank of New York (the "Administrative Agent") located at One Wall Street, New York, New York (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of March __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, the Administrative Agent and First Union National Bank of North Carolina, as Documentation Agent, the principal sum of up to ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000), or such lesser amount as may constitute the unpaid principal amount of the Bid Loans made by the Lender, under the terms and conditions of this promissory note (this "Bid Loan Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Bid Loan Note at the rates provided in the Credit Agreement.

     This Bid Loan Note is one of a series of Bid Loan Notes issued to evidence the Bid Loans made from time to time under the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Bid Loan Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Bid Loan Note permitted under the Credit Agreement is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Bid Loan Note.

     In the event of an acceleration of the maturity of this Bid Loan Note pursuant to the Credit Agreement, this Bid Loan Note, and all other indebtedness of the Borrower to the Lender under the Credit Agreement, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Bid Loan Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Bid Loan Note shall be governed by and construed in accordance with the laws of the State of North Carolina (without regard to conflicts of law provisions thereof). The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina and New York County, New York, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Bid Loan Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

                                          PENNSYLVANIA MANUFACTURERS CORPORATION

                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

                                          Exhibit B-1 to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                                     FORM OF
                         NOTICE OF COMMITTED BORROWING

                                     [Date]

The Bank of New York,
  as Administrative Agent
One Wall Street, 18th Floor
New York, New York 10286

Attention: Ramona Washington
           Agency Function Administration

The Bank of New York,
  as Administrative Agent
One Wall Street, 17th Floor
New York, New York 10286

Attention: Lizanne T. Eberle
           Vice President

Ladies and Gentlemen:

     The undersigned, Pennsylvania Manufacturers Corporation (the "Borrower"), refers to the Credit Agreement, dated as of March __, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), you, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to
Section 2.2(a) of the Credit Agreement, hereby gives you irrevocable notice that the Borrower requests one or more Committed Borrowings under the Credit Agreement, and to that end sets forth below the information relating to each such Committed Borrowing (each, a "Proposed Committed Borrowing") as required by
Section 2.2(a) of the Credit Agreement.

     The Interest Period applicable to each Proposed Committed Borrowing, the aggregate principal amount, the Type of Committed Loans, and the date on which the Proposed Committed Borrowing is requested to be made (each such date, a "Borrowing Date"), shall be as follows:

Principal
Amount(1)           Type(2)        [Interest Period](3)        Borrowing Date(4)
__________        __________    [One/two/three/six months]        __________

__________        __________    [One/two/three/six months]        __________

__________        __________    [One/two/three/six months]        __________


     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of each Borrowing Date:

          (A) Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Committed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

          (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Committed Borrowing or from the application of the proceeds therefrom; and

          (C) After giving effect to the Proposed Committed Borrowing, the sum of the aggregate principal amount of Committed Loans outstanding and the aggregate principal amount of Bid Loans outstanding will not exceed the aggregate Commitments.

                                          Very truly yours,

                                          PENNSYLVANIA MANUFACTURERS CORPORATION

                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

----------

(1) Shall be an amount (i) with respect to Base Rate Loans, not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof or, if less, in the amount of the Aggregate Unutilized Commitments or (ii) with respect to LlBOR Committed Loans, not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof.

(2)  Insert either Base Rate Loans or LIBOR Committed Loans.

(3) Include this column in the case of a Proposed Committed Borrowing comprised of LIBOR Committed Loans, and select the applicable Interest Period.

(4) Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Committed Loans).

                                          Exhibit B-2 to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                                FORM OF NOTICE OF
                             CONVERSION/CONTINUATION

                                     [Date]

The Bank of New York,
  as Administrative Agent
One Wall Street, 18th Floor
New York, New York 10286
Attention: Ramona Washington
           Agency Function Administration

The Bank of New York,
  as Administrative Agent
One Wall Street, 17th Floor
New York, New York 10286
Attention: Lizanne T. Eberle
           Vice President

Ladies and Gentlemen:

     The undersigned, Pennsylvania Manufacturers Corporation (the "Borrower"), refers to the Restated Credit Agreement, dated as of March __, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), you, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.12(b) of the Credit Agreement, hereby gives you irrevocable notice that the Borrower requests a [conversion] [continuation](1) of Committed Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.12(b) of the Credit
Agreement:

          (i) The Proposed [Conversion] [Continuation] is requested to be made on ________________________.(2)

          (ii) The Proposed [Conversion] [Continuation] involves $________ (3) in aggregate principal amount of Committed Loans made pursuant to a Committed Borrowing on __________,(4) which Committed Loans are presently maintained as [Base Rate] [LIBOR Committed] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Committed Loans] [continued as LIBOR Committed Loans].(5)

          [(iii) The initial Interest Period for the Committed Loans being [converted into] [continued as] LIBOR Committed Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].](6)

     The Borrower hereby certifies that the following statement is true both on and as of the date hereof and will be true on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

                                          Very truly yours,

                                          PENNSYLVANIA MANUFACTURERS CORPORATION

                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

----------

(1)  Insert "conversion" or "continuation" throughout the notice, as applicable.

(2) Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Committed Loans into Base Rate Loans) or at least three-Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Committed Loans), and additionally, in the case of any conversion of LIBOR Committed Loans into Base Rate Loans, or continuation of LIBOR Committed Loans, shall be the last day of the Interest Period applicable to such LIBOR Committed Loans.

(3) Shall be an amount not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof.

(4) Insert the applicable Borrowing Date for the Committed Loans being converted or continued.

(5)  Complete with the applicable bracketed language.

(6) Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Committed Loans, and select the applicable Interest Period.

                                          Exhibit C-1 to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                                    FORM OF
                                  BID REQUEST

                                     [Date]

The Bank of New York,
  as Administrative Agent
One Wall Street, 18th Floor
New York, New York 10286
Attention: Ramona Washington
           Agency Function Administration

The Bank of New York,
  as Administrative Agent
One Wall Street, 17th Floor
New York, New York 10286
Attention: Lizanne T. Eberle
           Vice President

Ladies and Gentlemen:

     The undersigned, Pennsylvania Manufacturers Corporation (the "Borrower"), refers to the Credit Agreement, dated as of March __, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), you, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to
Section 2.3(a) of the Credit Agreement, hereby gives you notice that the Borrower requests one or more Bid Borrowings under the Credit Agreement, and to that end sets forth below the information relating to each such Bid Borrowing (each, a "Proposed Bid Borrowing") as required by Section 2.3(a) of the Credit Agreement.

     The Interest Period applicable to each Proposed Bid Borrowing, the aggregate principal amount, the Type of Bid Loans requested to be made for each such Interest Period, and the date on which the Proposed Bid Borrowing is requested to be made (each such date, a "Borrowing Date"), shall be as follows:

                                      Interest
     Interest         Borrowing        Period         Principal
     Period(1)          Date         Ending Date      Amount(2)       Type(3)

_____[days][months]   _________      ___________      $_________      _______

_____[days][months]   _________      ___________      $_________      _______

_____[days][months]   _________      ___________      $_________      _______


     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of each Borrowing Date:

          (A) Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Bid Borrowing[s] and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

          (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Bid Borrowing[s] or from the application of the proceeds therefrom; and

          (C) After giving effect to the Proposed Bid Borrowing[s], (1) the aggregate principal amount of Bid Loans outstanding will not exceed the Maximum Bid Loan Amount, and (2) the sum of the aggregate principal amount of Bid Loans outstanding and the aggregate principal amount of Committed Loans outstanding will not exceed the aggregate Commitments.

----------
(1) Select up to three separate Interest Periods, each of which shall not be less than seven nor more than one hundred eighty days (in the case of a Bid Borrowing comprised of Absolute Rate Loans) or shall be a period of one, two, three or six months (in the case of a Bid Borrowing comprised of LIBOR Bid Loans).

(2) Shall be an amount for each Interest Period not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof.

(3)  Insert either "LIBOR" or "Absolute Rate."

                          Very truly yours,

                          PENNSYLVANIA MANUFACTURERS CORPORATION


                          By: _____________________________

                          Title:___________________________

                                         Exhibit C-2 to Credit Agreement
                                         The Bank of New York, as
                                           Administrative Agent
                                         First Union National Bank
                                           of North Carolina, as
                                           Documentation Agent
                                         Pennsylvania Manufacturers Corporation
                                         March 14, 1997 / $235,000,000
                                         --------------------------------------


                                   FORM OF BID

                                     [Date]


The Bank of New York,
  as Administrative Agent
One Wall Street, 18th Floor
New York, New York 10286
Attention: Ramona Washington
           Agency Function Administration

The Bank of New York,
  as Administrative Agent
One Wall Street, 17th Floor
New York, New York 10286
Attention: Lizanne T. Eberle
           Vice President

Ladies and Gentlemen:

     The undersigned refers to the Credit Agreement, dated as of March __, 1997, among Pennsylvania Manufacturers Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), you, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, in response to the Bid Request made by the Borrower on ____________________(1) and pursuant to Section 2.3(c) of the Credit Agreement, hereby irrevocably offers to make one or more Bid Loans thereunder, and to that end sets forth below the information relating thereto as required by Section 2.3(c) of the Credit Agreement:


-----------------------------
(1) Insert date of applicable Bid Request.



    Interest               Borrowing         Interest Period          Principal       [Absolute           LIBOR
    Period(2)                Date              Ending Date            Amount(3)         Rate(4)     Bid Margin(4)](5)
    ---------              ---------         ----------------         ---------       ---------     -----------------

_____[days][months]        _________           ___________         $______________       ____%             ____%

                                                                   $______________       ____%             ____%

                                                                   $______________       ____%             ____%

_____[days][months]        _________           ___________         $______________       ____%             ____%

                                                                   $______________       ____%             ____%

                                                                   $______________       ____%             ____%

_____[days][months]        _________           ___________         $______________       ____%             ____%

                                                                   $______________       ____%             ____%

                                                                   $______________       ____%             ____%




     The undersigned agrees that the offer or group of offers set forth above irrevocably obligates the undersigned, on the terms and subject to the conditions of the Credit Agreement, to make the Bid Loan or Bid Loans for which any such offer or offers is or are accepted, in whole or in part.


----------------------

     (2) Each Interest Period shall not be less than seven nor more than one hundred eighty days (in the case of a Bid Borrowing comprised of Absolute Rate Loans) or shall be a period of one, two, three or six months (in the case of a Bid Borrowing comprised of LIBOR Bid Loans).

     (3) Shall be an aggregate amount for each Interest Period not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof.

     (4) At the discretion of the bidding Lender, amounts for each Interest Period may be offered at up to three separate quotes.

     (5) Complete the applicable column (Absolute Rate or LIBOR Bid Margin) for each Interest Period, and round all quotes to the nearest 1/1000th of 1%.

                                           Very truly yours,

                                           [NAME OF LENDER]

                                            By:________________________________

                                            Title:_____________________________

                                         Exhibit C-3 to Credit Agreement
                                         The Bank of New York, as
                                           Administrative Agent
                                         First Union National Bank
                                           of North Carolina, as
                                           Documentation Agent
                                         Pennsylvania Manufacturers Corporation
                                         March 14, 1997 / $235,000,000
                                         --------------------------------------


                                  FORM OF BID
                               LOAN CONFIRMATION


The Bank of New York,
  as Administrative Agent
One Wall Street, 18th Floor
New York, New York 10286
Attention: Ramona Washington
           Agency Function Administration

The Bank of New York,
  as Administrative Agent
One Wall Street, 17th Floor
New York, New York 10286
Attention: Lizanne T. Eberle
           Vice President

Ladies and Gentlemen:

     The undersigned, Pennsylvania Manufacturers Corporation (the "Borrower"), refers to the Credit Agreement, dated as of March ___, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), you, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, with respect to the Bid Request made by the Borrower on ___________________(1) (the "Applicable Bid Request") and pursuant to Section 2.3(e) of the Credit Agreement, hereby irrevocably accepts the offers to make Bid Loans of the following Lenders and in the following amounts(2):



----------------------
     (1) Insert date of applicable Bid Request.

     (2) Acceptance of an offer to make a Bid Loan may be in whole or in part, subject to the restrictions set forth in footnote 4.


                                                                                                                      [Absolute
                                                Borrowing         Interest Period                                     Rate][LIBOR
  Lender         Interest Period(3)                Date              Ending Date           Principal Amount(4)       Bid Margin](5)
  ------         ------------------             ---------         ----------------         -------------------       --------------

 _________      _____[days][months]             _________           ___________             $______________              ____%

 _________      _____[days][months]             _________           ___________             $______________              ____%

 _________      _____[days][months]             _________           ___________             $______________              ____%

 _________      _____[days][months]             _________           ___________             $______________              ____%

[continue as needed]

     The Borrower hereby rejects all other offers to make Bid Loans in response to the Applicable Bid Request.

     The Borrower agreees that the Bid Loans shall be on the terms and subject to the conditions of the Credit Agreement.

                                      Very truly yours,

                                      PENNSYLVANIA MANUFACTURERS CORPORATION

                                      By:______________________________

                                      Title:___________________________


----------------------------

     (3) Each Interest Period shall not be less than seven nor more than one hundred eighty days (in the case of a Bid Borrowing comprised of Absolute Rate Loans) or shall be a period of one, two, three, or six months (in the case of a Bid Borrowing comprised of LIBOR Bid Loans).

     (4) Shall be an aggregate amount for each Interest Period not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof.

     (5) Insert Absolute Rate or LIBOR Bid Margin, as applicable.

                                         Exhibit D to Credit Agreement
                                         The Bank of New York, as
                                           Administrative Agent
                                         First Union National Bank
                                           of North Carolina, as
                                           Documentation Agent
                                         Pennsylvania Manufacturers Corporation
                                         March 14, 1997 / $235,000,000
                                         --------------------------------------


                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE

     THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this ______ day of _______________, _____, by and between _________________ (the
"Assignor") and __________________ (the "Assignee"). Reference is made to the Credit Agreement, dated as of March __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Pennsylvania Manufacturers Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders (the "Administrative Agent"), and First Union National Bank of North Carolina, as Documentation Agent for the Lenders (the "Documentation Agent"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     The Assignor and the Assignee hereby agree as follows:

     1. Assignment and Assumption. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, that interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents (in its capacity as a Lender thereunder) represented by the percentage interest specified in Item 4(a) of Annex I (the "Assigned Share"), including, without limitation, the Assigned Share of (i) the Assignor's Commitment and (ii) the outstanding Committed Loans made by the Assignor. Notwithstanding anything herein to the contrary, such sale and assignment shall not include any interest of the Assignor in any outstanding Bid Loans made by the Assignor, or in any rights or obligations of the Assignor under the Credit Agreement and the other Credit Documents with respect thereto, unless the Assignor and the Assignee shall specify otherwise in Annex I (in which instance the percentage of such outstanding Bid Loans so assigned (y) may, at the election of the Assignor and the Assignee, be different from the percentage specified in Item 4(a) of Annex I, and (z) shall be deemed, for purposes of this Assignment and Acceptance, to be the "Assigned Share" of the Assignor's interest in such outstanding Bid Loans and all such rights and obligations relating thereto).

     2. The Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, that as of the date hereof the amount of its Commitment and outstanding Committed Loans (and, if so specified in Item 4 of Annex I, outstanding Bid Loans) is as set forth in Item 4 of Annex I, and that after giving effect to the assignment provided for herein the respective Commitments of the Assignor and the Assignee will, be as set forth in Item 4(a) of Annex I, (ii) except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit

Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

     3. The Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under Sections 5.1 and 5.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (iii) agrees that it will, independently and without reliance upon either Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) confirms that it is an Eligible Assignee, (v) appoints and authorizes each Agent to take such actions as agent on its behalf under the Credit Agreement and the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to such Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Administrative Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in Section 2.18(d) of the Credit Agreement].(1)

     4. Effective Date. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to the Administrative Agent and the Borrower (and also to the Administrative Agent, the processing fee referred to in Section 10.7(a) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of
(i) the date of acceptance hereof by the Administrative Agent and the Borrower or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which date shall be not less than five (5) Business Days after the date of execution hereof by the Assignor and the Assignee). As of the Effective Date,
(y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective Date) and be released from its obligations under the Credit Agreement and the other Credit Documents.

     5. Payments: Settlement. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor and the Assignee) that represents the Assigned Share of the principal amount of the Committed Loans (and, if so specified

----------------------
(1)Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

in Item 4 of Annex I, the Bid Loans) made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Administrative Agent will make all payments required to be made by it under the Credit Agreement in respect of the interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Commitment and Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.

     6. Governing Law. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of Laws principles thereof).

     7. Entire Agreement. This Assignment and Acceptance, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

     8. Successors and Assigns. This Assignment and Acceptance shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.

                                     ASSIGNOR:

                                     _______________________________


                                     By:____________________________________

                                     Title:_________________________________


                                     ASSIGNEE:

                                     ________________________________


                                     By:____________________________________

                                     Title:_________________________________


Accepted this ___ day of _________, 19__:


THE BANK OF NEW YORK, as
  Administrative Agent

By:______________________________________

Title:___________________________________


Consented and agreed to:

PENNSYLVANIA MANUFACTURERS CORPORATION

By:______________________________________

Title:___________________________________

                                     ANNEX I
                                     -------

1.   Borrower: Pennsylvania Manufacturers Corporation
2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of March __, 1997, among Pennsylvania Manufacturers Corporation, certain Lenders from time to time parties thereto, The Bank of New York, as Administrative Agent, and First Union National Bank of North Carolina, as Documentation Agent.

3.   Date of Assignment and Acceptance: __________________, 19___.

4.   Amounts:

                                                                    Amount of
                                   Aggregate for     Assigned       Assigned
                                     Assignor        Share(2)         Share

     (a) Commitment                $____________       ____%        $_________

     (b) Committed Loans(3)        $____________       ____%

     (c) Bid Loans(3)              $____________       ____%

5.   Effective Date: _____________________(4)

6.   Addresses for Payments:

Assignor:             __________________________________
                      __________________________________
                      __________________________________
                      Attention: _________________
                      Telephone: _________________
                      Telecopy: __________________
                      Reference: _________________

Assignee:             __________________________________
                      __________________________________
                      __________________________________
                      Attention: _______________________

___________________

     (2)Percentage taken to up to ten decimal places, if necessary.

     (3)Insert outstanding amounts as of the date of the Assignment and Acceptance.

     (4)Shall be a date not less than five Business Days after the date of the Assignment and Acceptance.

                      Telephone: _________________
                      Telecopy: __________________
                      Reference: _________________

7.   Addresses for Notices:

     Assignor:        ___________________________________
                      ___________________________________
                      ___________________________________
                      Attention: _________________
                      Telephone: _________________
                      Telecopy: __________________

     Assignee:        ___________________________________
                      ___________________________________
                      ___________________________________
                      Attention:__________________
                      Telephone: _________________
                      Telecopy: __________________


8.   Lending Office of Assignee:

     ____________________________________
     ____________________________________
     ____________________________________
     Attention: ____________________
     Telephone: ____________________
     Telecopy: _____________________

                                          Exhibit E-1 to Credit Agreement
                                         The Bank of New York, as
                                           Administrative Agent
                                         First Union National Bank
                                           of North Carolina, as
                                           Documentation Agent
                                         Pennsylvania Manufacturers Corporation
                                         March 14, 1997 / $235,000,000
                                         --------------------------------------


                                    FORM OF
                             COMPLIANCE CERTIFICATE
                          (GAAP Financial Statements)

     THIS CERTIFICATE is given pursuant to Section 5.3(a) of the Credit Agreement, dated as of March ___, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Pennsylvania Manufacturers Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders.

     The undersigned hereby certifies that:(1)

     1. He is [the duly appointed chief financial officer of the Borrower] [a duly appointed vice president of the Borrower having significant responsibility for financial matters].

     2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of ____________________, and for the [________-month period] [year] then ended, required to be delivered under Section [5.1(a)] [5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with generally accepted accounting principles [(subject to the absence of notes required by generally accepted accounting principles and subject to normal year-end audit adjustments)](2) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the activities of the Borrower and its Subsidiaries during the accounting period covered by such financial statements with a view to determining whether the Borrower has performed and maintained all of its obligations under the Credit Agreement.


-------------------------
(1)Insert applicable bracketed language throughout the Certificate.

(2)Insert in the case of quarterly financial statements.

     4. Based upon the review described in paragraph 3 above, the undersigned has no knowledge of the existence of any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth herein].(1)

     5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1 and 6.2 of the Credit Agreement, as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ________ day of ______________, _______.

                                 [signature]________________________________

                                 Name: _____________________________________

                                 Title: _____________________________________



------------------------

     (1) Insert if applicable and describe in the Certificate or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.

                                  ATTACHMENT A
                         TO GAAP COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Capitalization Ratio
(Section 6.1 of the Credit Agreement):         Not greater than 0.35 to 1.0

(1)  Consolidated Indebtedness:

     (a)  Indebtedness of Borrower and Subsidiaries
          as of ___________, _____ (the "Measurement Date")     $_________

     (b)  Reimbursement obligations with respect to letters
          of credit to secure the reinsurance obligations
          of Insurance Subsidiaries under reinsurance
          agreements entered into as a reinsurer in the
          ordinary course of business to the extent that
          such reimbursement obligations are secured by
          cash and Treasury Securities delivered to the
          issuers of such letters of credit as of the
          Measurement Date                                       _________

     (c)  Reimbursement obligations with respect to
          PMA Insurance Cayman, Ltd. letter of
          credit as of the Measurement Date(1)                   _________

     (d)  Consolidated Indebtedness: Subtract
          lines 1(b) and 1(c) from 1(a)                         $
                                                                 =========

(2)  Capitalization:

     (a) Consolidated Indebtedness as of
         the Measurement Date (from Line 1(d))                  $_________

     (b) Consolidated Net Worth as of
         the Measurement Date                                    _________

     (c) Capitalization: Add Lines 2(a) and 2(b)               $
                                                                ==========

(3)  Ratio of Consolidated Indebtedness to Total Capitalization:
     Divide Line 1(d) by Line 2(c)                              _____ to 1.0

Applicable Margin for LIBOR Committed Loans (pursuant to the matrix set forth in the definition of Applicable Margin in the Credit Agreement): ____%

Applicable Margin for the Facility Fee (pursuant to the matrix set forth
in the definition of Applicable Margin in the Credit Agreement):           ____%

--------------------

     (1) Reimbursement obligations with respect to the letter of credit issued upon the Borrower's application for the benefit of PMAIC with PMA Insurance Cayman, Ltd. as account party thereto, but only if the stated amount of such letter of credit is less than $28,000,000.

Cash Coverage Ratio
(Section 6.2 of the Credit Agreement):        Not less than ____ to 1.0(1)

 (1)  Cash Available:

      (a) Aggregate Available Dividend Amount
          for the Insurance Subsidiaries(2)
          for the Measurement Period(3)                     $______________


      (b) Net Tax Sharing Payments
          for the Measurement Period

          (i)   Tax sharing payments received by Borrower   $_____________
          (ii)  Tax sharing payments estimated to be
                received by Borrower in respect of
                Measurement Period                           _____________
          (iii) Taxes paid by Borrower                      (_____________)
          (iv)  Taxes estimated to be paid by Borrower
                in respect of Measurement Period            (______________)
          (v)   Other payments, if any, paid or to be
                paid by Borrower under tax sharing
                agreements or arrangements
                during Measurement Period                   (______________)
          (vi)  Net Amount (lines (i) + (ii) minus
                lines (iii) + (iv) + (v))                    _______________

      (c) Cash Available:
          Add lines l(a) and l(b)(v)                        $
                                                             ===============
(2)   Cash Uses:

     (a) Interest Expense incurred during
         the Measurement Period                              $______________

     (b) Operating expenses paid by the Borrower
         during the Measurement Period                        _______________

     (c) Dividends paid by the Borrower during the
         Measurement Period                                   _______________

     (d) Cash Uses:

         Add lines 2(a), 2(b) and 2(c)                              $
                                                                    ===========
(3)  Cash Coverage Ratio:
     Divide line 1(c) by line 2(d)                                   ____ to 1.0

-------------------

     (1) Insert (i) with respect to a Measurement Date occurring on or before December 31, 1999, 2.5, and (ii) a Measurement Date occurring thereafter, 2.75.

     (2) Other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary and determined as if the four fiscal quarters measured constitute a fiscal year for regulatory purposes.

     (3) The four fiscal quarters immediately preceding the Measurement Date.

                                      -ii-

                                          Exhibit E-2 to Credit Agreement
                                         The Bank of New York, as
                                           Administrative Agent
                                         First Union National Bank
                                           of North Carolina, as
                                           Documentation Agent
                                         Pennsylvania Manufacturers Corporation
                                         March 14, 1997 / $235,000,000
                                         --------------------------------------


                                    FORM OF
                             COMPLIANCE CERTIFICATE
                        (Statutory Financial Statements)

     THIS CERTIFICATE is given pursuant to Section 5.3(a) of the Credit Agreement, dated as of March __, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Pennsylvania Manufacturers Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders.

     The undersigned hereby certifies that:(1)

     1. He is [the duly appointed chief financial officer of the Borrower] [a duly appointed vice president of the Borrower having significant responsibility for financial matters].

     2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _______________, and for the [__________-month period] [year] then ended, required to be delivered under Section [5.2(a)] [5.2(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with Statutory Accounting Principles and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     3. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.3 and 6.4 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.


-----------------

     (1) Insert applicable bracketed language throughout the Certificate.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ___________ day of ______________,_______.

                             [signature]________________________________

                             Name: _____________________________________

                             Title: ____________________________________

                                  ATTACHMENT A
                      TO STATUTORY COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET



Statutory Surplus
(Section 6.3 of the Credit Agreement:               Not less than $450,000,000


(l)     Statutory Surplus of each Insurance Subsidiary(1) as of
        ______________, _________ (the "Measurement Date"):

        (a) PMA Re                                                  $__________

        (b) PMAIC                                                   $__________

        (c) Pennsylvania Manufacturers Indemnity Company            $__________

        (d) Manufacturers Alliance Insurance Company                $__________

        (e) MASCCO                                                  $__________

        (f) PMA Life Insurance Company                              $__________

        (g) [Other Insurance Subsidiaries legally domiciled
            in the United States](2)                                $__________

        (h) PMA Cayman(3)                                           $__________

        (i) Chestnut(3)                                             $__________

        (j) Pennsylvania Manufacturers International
            Insurance, Ltd.(3)                                      $__________

        (k) [Other Insurance Subsidiaries not legally
            domiciled in the United States(3)](2)                   $__________

(2)     Consolidated Statutory Surplus -- Sum of lines in item (1)   $
                                                                      ==========

----------------

     (1) Do not include any Insurance Subsidiary whose Statutory Surplus is included in the Statutory Surplus of another Insurance Subsidiary.

     (2) List each such Insurance Subsidiary individually.

     (3) Include the shareholders' equity of such Insurance Subsidiary as determined in accordance with Generally Accepted Accounting Principles (without regard to the requirements of Statement of Financial Accounting Standards
No. 115 issues by the Financial Accounting Standards Board).

Risk-Based Capital                For each Insurance Subsidiary, as appropriate,
(Section 6.4 of the Credit Agreement):(1)  line (a) to be not less than line (d)

(1)     PMA Re

        (a) Total adjusted capital as of the
            Measurement Date                                         $
                                                                      ==========

        (b) Company Action Level RBC(2) as of the
            Measurement Date                                         $__________

        (c) Required Multiple                                               150%

        (d) Required total adjusted capital as of the
            Measurement Date:
            Multiply Line 1(b) by 1(c)                             $
                                                                      ==========

(2)     Other Insurance Subsidiaries(3)

        (a) Total adjusted capital as of the
            Measurement Date                                         $
                                                                      ==========

        (b) Company Action Level RBC(2) as of the Measurement
            Date                                                     $__________

        (c) Required Percentage(3): December 31, 1996, 100%:
            December 31, 1997, 110%; December 31, 1998, 115%;
            December 31, 1999 and thereafter, 120%                             %
       (d)  Required total adjusted capital as of the
            Measurement Date:
            Multiply Line 3(b) by 3(c)                               $
                                                                     ===========



------------------

     (1) To be calculated and submitted annually.

     (2) As defined by the Risk-Based Capital for Insurers Model Act of the
NAIC.

     (3) Complete different schedule for each Insurance Subsidiary required by the relevant Insurance Regulatory Authority to meet any RBC requirements.

                                          Exhibit F to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                                    FORM OF
                         FINANCIAL CONDITION CERTIFICATE

     THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 3.1(a)(v) of the Credit Agreement, dated as of March __, 1997 (the "Credit Agreement"), among Pennsylvania Manufacturers Corporation, a Pennsylvania corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), The Bank of New York, as Administrative Agent, and First Union National Bank of North Carolina, Documentation Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

     The undersigned hereby certifies for and on behalf of the Borrower as follows:

     1. Capacity. The undersigned is, and at all pertinent times mentioned herein has been, the Borrower's duly qualified and acting chief financial officer (and in such capacity has responsibility for the management of the Borrower's financial affairs) and senior accounting officer (and in such capacity has responsibility for the preparation of the Borrower's financial statements). The undersigned has, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the negotiation and consummation of the Credit Agreement and the transactions contemplated thereby.

     2. Procedures. For purposes of this Certificate, the undersigned, or officers or other personnel of the Borrower under the direction and supervision of the undersigned, have, as of or prior to the date hereof, undertaken the following activities in connection herewith:

     2.1 The undersigned has carefully reviewed the following:

          (a)  the contents of this Certificate;

          (b) the Credit Agreement (including the exhibits and schedules thereto);

          (c) the audited consolidated balance sheets of the Borrower for the fiscal years ended December 31, 1993, 1994 and 1995, and the related consolidated statements of income, stockholders equity and cash flows of the Borrower for the three-year period ended December 31, 1995, each certified by Coopers & Lybrand, L.L.P.; and

          (d) the unaudited consolidated balance sheet of the Borrower as of December 31, 1996, and the related consolidated statements of income, stockholders equity and cash flows of the Borrower for the fiscal year then ended.

     2.2 The undersigned has made inquiries of certain other officers and personnel of the Borrower with responsibility for financial and accounting matters regarding whether the unaudited financial statements described in paragraph 2.1(d) above are in conformity with Generally Accepted Accounting Principles applied on a basis substantially consistent with that of the audited financial statements described in paragraph 2.1(c) above, and whether notes omitted from the unaudited consolidated financial statements would have disclosed any new information that would be necessary to make such materials not misleading.

     2.3 With respect to any Contingent Obligations of the Borrower, the undersigned:

          (a) has inquired of certain officers and other personnel of the Borrower who have responsibility for the legal, financial and accounting affairs of the Borrower, as to the existence and estimated amounts of all Contingent Obligations known to them;

          (b) has confirmed with senior officers of the Borrower that, to the best of such officers' knowledge, (i) all appropriate items have been included in the Contingent Obligations made known to the undersigned in the course of the inquiry of the undersigned in connection herewith, and (ii) the amounts relating thereto were the maximum estimated amounts of liability reasonably likely to result therefrom as of the date hereof; and

          (c) confirms that, to the best of his knowledge, all material Contingent Obligations that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks, and other Contingent Obligations of the Borrower have been considered in making the certification set forth herein, and with respect to each such Contingent Obligation the estimable maximum estimated of liability with respect thereto was used in making such certification.

     2.4 In connection with the preparation for consummation of the transactions contemplated by the Credit Agreement, the undersigned has caused the preparation of and has reviewed projected financial statements consisting of balance sheets and statements of income of the Borrower giving effect to the transactions contemplated by the Credit Agreement. The assumptions upon which such projections are based were, in the opinion of the undersigned, reasonable when made and continue to be reasonable as of the date hereof, subject to the uncertainties and approximations inherent in any projections.

     2.5 The undersigned has inquired of certain officer of the Borrower having responsibility for financial reporting and accounting matters regarding whether such persons were aware of any events or conditions that, as of the date hereof, would cause the statements made in Section 3 below to be untrue.

     2.6 The undersigned has conferred with counsel to the Borrower for the purpose of discussing the meaning of the contents of this Certificate (including, without limitation, Sections 3.1, 3.3 and 3.4 below).

     3. Certifications. Based on the foregoing, the undersigned hereby certifies as follows:

     3.1 The Borrower is not now, nor will consummation of the transactions contemplated by the Credit Agreement and the incurrence of the Obligations under the Credit Agreement render the Borrower, "insolvent" (as hereinafter defined). The undersigned understands that, in this context, "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to be paid on or in respect of the existing debts and other liabilities as such debts and liabilities of the Borrower mature. The undersigned understands that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty obligations. A valuation of the Borrower, on the basis thereof, with reasonable allowance for error, would reflect the net worth of the Borrower in the aggregate (excess of fair value of assets over liabilities) as not less than $________.

     3.2 After giving effect to the transaction contemplated by the Credit Agreement, all accounts and other liabilities of the Borrower are current and not past due.

     3.3 The undersigned believes that, by incurring the Obligations pursuant to the Credit Agreement, the Borrower will not incur debts beyond its ability to pay as such obligations mature (taking into account the timing and amounts of cash to be payable on or in respect of the Borrower's Indebtedness). The foregoing conclusion is based in part on the projections, which demonstrate that the cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of the Borrower when such amounts are required to be paid (including without limitation, scheduled payments pursuant to the Credit Agreement).

     3.4 As of the date hereof, the consummation of the transactions contemplated by the Credit Agreement will not leave the Borrower with "unreasonably small capital" within the meaning of Section 548(a) of the Bankruptcy Code or with remaining assets that are unreasonably small. In reaching this conclusion, the undersigned understands that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and has reached this conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by the Borrower in light of the Borrower's available credit capacity.

     3.5 The Borrower has not executed the Credit Agreement, or any documents mentioned herein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors of the Borrower.

     3.6 The undersigned understands that the Lenders have performed their own review and analysis of the financial condition of the Borrower, but that the Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower pursuant to the Credit Agreement.

     Executed this ________ day of March, 1997.


                                          --------------------------------------
                                          Chief Financial Officer
                                          Pennsylvania Manufacturers Corporation

                                          Exhibit G to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                  FORM OF OPINION OF DUANE, MORRIS & HECKSCHER

                                __________, 1997

The Bank of New York, as
  Administrative Agent,
First Union National Bank
  of North Carolina, as
  Documentation Agent,
and the Lenders Party to the
Credit Agreement Referenced Below

Ladies and Gentlemen:

     We have acted as counsel to Pennsylvania Manufacturers Corporation, a Pennsylvania corporation (the "Borrower") in connection with the execution and delivery of and the consummation of the transactions contemplated by the Credit Agreement, dated as of March __, 1997 (the "Credit Agreement") among the Borrower, the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders, and First Union National Bank of North Carolina, as Documentation Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

     In this connection, we have examined a copy of the executed Credit Agreement and the Notes (together, the "Credit Documents") and such certificates of public officials, certificates of officers of the Borrower and copies certified to our satisfaction of corporate documents and records of the Borrower and of other papers, and have made such other investigations as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Borrower with respect to the accuracy of material factual matters contained therein which were not independently established. In addition, we have assumed and relied upon the accuracy, completeness, authenticity and genuineness of all documents and certificates examined and all signatures thereon, other than the signatures of representatives of the Borrower.

     In rendering this opinion, we have assumed that the Lenders and the Agents have all requisite authority and have taken all necessary corporate or other action to enter into and perform their obligations under the Credit Documents and that the Credit Documents are valid and binding upon the Lenders and

The Bank of New York, as Administrative Agent,
First Union National Bank of North Carolina, as
   Documentation Agent, and the
Lenders Party to the Credit Agreement Referenced Below
March __, 1997
Page 2


the Agents and enforceable against them in accordance with their respective terms. We have also assumed that the Lenders' and the Agents' actions in connection with the enforcement of the Credit Document will be commercially reasonable and taken in good faith.

     Any opinion expressed "to the best of our knowledge" is made on the basis of our actual knowledge only of the attorneys of this firm who have participated in the legal representation of the Borrower in connection with the Credit Documents, without having conducted an independent investigation as to the matters stated therein.

     Based upon and subject to the foregoing and the further limitations, qualifications and exceptions herein set forth, we are of the opinion that:

     1. Each of the Borrower and its Materials Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     2. Each of the Borrower and its Subsidiaries has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is a party, to own and hold its property and to engage in its business as presently conducted.

     3. The Borrower has taken all necessary corporate action to execute, deliver and perform each Credit Document, and each Credit Document has been validly executed and delivered by, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general equitable principles which may limit rights of acceleration, self-help and the availability of equitable remedies, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     4. No consent, approval, authorization, exemption or other action by, notice to, or declaration or filing with, any governmental or regulatory authority of the United States or the Commonwealth of Pennsylvania is required in connection with the due execution, delivery and performance by the Borrower of the Credit Documents, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

The Bank of New York, as Administrative Agent,
First Union National Bank of North Carolina, as
  Documentation Agent, and the
Lenders Party to the Credit Agreement Referenced Below
March __, 1997
Page 3


     5. The execution, delivery and performance by the Borrower of the Credit Documents, and compliance by it therewith, do not and will not (i) violate any provision of its certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) to the best of our knowledge, conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it may be subject, or
(iv) result in the creation or imposition of any Lien (except for Permitted Liens) arising under any of the documents or instruments referred to in clause
(iii), upon any property or assets of the Borrower.

     6. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, against or affecting the Borrower and its Subsidiaries or any of their respective properties that, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

     7. The Surviving Senior Note Indebtedness does not have any priority or preference senior in any respect to the Obligations.

     8. In any proceeding taken for the enforcement of the Credit Documents, the provisions therein specifying that the internal laws of the State of North Carolina will govern such documents would more likely than not be given effect by a state court or federal court sitting in the Commonwealth of Pennsylvania and applying the laws of the Commonwealth of Pennsylvania concerning conflicts of law, subject to the exceptions and limitations referred to below, Pennsylvania courts have followed Section 187 of the Restatement 2nd Conflict of Laws (See: In re Allegheny International. Inc., 954 F.2d 167 (3rd Cir. 1992) and Smith v. Commonwealth National Bank, 557 A2d 775 (Pa. Super 1989)). However, even in the case where financing documents have included an express choice of law provision identifying that a foreign state's laws shall govern the documents, this general rule has not been followed by a Pennsylvania court in instances where the court was asked to apply the procedural law of another state (See: Unisys Finance Corporation v. U S Vision. Inc., 630 A2d 55 (Pa. Super
1993)) such as on a question of the applicable statute of limitations on a claim, or where the action involved the enforcement of debts or recovery of collateral given as security for a loan (See: Howard Savings Bank v. Cohen, 607 A2d 1077 (Pa. Super 1992)). Furthermore, we call your attention to the existence of Fuller Co. v Campagnie Des Bauxites De Guinee, 421 F. Supp. 938 (W.D.Pa. 1976), in which the court rejected a contractual choice of law provision primarily because the only nexus between the transaction and the designated state was the retention by one party of counsel in such state.

The Bank of New York, as Administrative Agent,
First Union National Bank of North Carolina, as
  Documentation Agent, and the
Lenders Party to the Credit Agreement Referenced Below
March __, 1997
Page 4


     9. Neither the Borrower nor any of its Subsidiaries is an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended.

     10. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and the consummation of the transactions contemplated by the Credit Agreement will not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     11. The fees, interest and other charges payable under the Credit Documents do not violate any usury or similar laws of the Commonwealth of Pennsylvania.

     12. No transfer, filing, stamp, privilege, franchise, indebtedness or other taxes of the Commonwealth of Pennsylvania are required to be paid in connection with the execution and delivery of the Credit Documents.

     13. Neither Agent nor any Lender is required to comply with the requirements of any foreign lender statute in the Commonwealth of Pennsylvania in order to carry out the transactions contemplated by the Credit Documents or to avail itself of the remedies provided thereby.

     The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, and, to the extent applicable, the laws of the United States and we express no opinion with respect to the laws of any other state or jurisdiction. We note that the Credit Documents are expressly governed by the laws of the State of North Carolina and we have assumed, with your permission and without investigation, that the substantive laws of the State of North Carolina are identical to those of the Commonwealth of Pennsylvania.

     The opinions given herein are as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur:

     This opinion is furnished solely in connection with the transactions contemplated by the Credit Agreement, may be relied upon only by each of you and any of your successors and Assignees under the

The Bank of New York, as Administrative Agent,
First Union National Bank of North Carolina, as
  Documentation Agent, and the
Lenders Party to the Credit Agreement Referenced Below
March __, 1997
Page 5


Credit Agreement, and may not be used or relied upon by you or any other person in any other manner or for any other purpose without our prior written consent.


                                            Very truly yours,


                                            DUANE, MORRIS & HECKSCHER

RLP:efm

                                          Exhibit H to Credit Agreement
                                          The Bank of New York, as
                                            Administrative Agent
                                          First Union National Bank
                                            of North Carolina, as
                                            Documentation Agent
                                          Pennsylvania Manufacturers Corporation
                                          March 14, 1997 / $235,000,000


                               FORM OF OPINION OF
                       ROBINSON, BRADSHAW & HINSON, P.A.

                              _____________, 1997


The Bank of New York, as
  Administrative Agent
First Union National Bank
  of North Carolina, as
  Documentation Agent,
and the Lenders Party to the
  Credit Agreement Referenced Below


Ladies and Gentlemen:

     We have acted as special counsel to First Union National Bank of North Carolina ("First Union") in connection with the preparation, execution and delivery of the Credit Agreement, dated as of March _, 1997 (the "Credit Agreement"), among Pennsylvania Manufacturers Corporation, a Pennsylvania corporation (the "Borrower"), the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders, and First Union, as Documentation Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

     In such capacity, we have examined originals of the Credit Agreement and the Notes (together, the "Relevant Credit Documents") and originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of officers of the Borrower and its Subsidiaries and such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of delivering this opinion.

     We have also relied, with your permission, upon the opinions set forth in the opinion of Duane, Morris & Heckscher of even date herewith and the assumptions on which such opinions were based, other than the assumption that the laws of the State 'of North Carolina are identical to the those of the Commonwealth of Pennsylvania.

     In rendering this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the due authorization,

The Bank of New York,
  as Administrative Agent, et. al,
_____________, 1997
Page 2
____________________


execution and delivery of the Credit Documents by the parties thereto. We have further assumed that the Borrower is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and has the full corporate power and authority to execute, deliver and perform the Credit Documents.

     Based upon and subject to the foregoing and the further limitations, qualifications and exceptions herein set forth, we are of the opinion that each of the Relevant Credit Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

     Our opinion set forth herein is subject to the following limitations and qualifications:

          1. The enforceability of the Relevant Credit Documents may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) by which a court with proper jurisdiction may deny rights of specific performance, injunction, self-help or other remedies, whether considered in an action or proceeding at law or in equity.

          2. Under Section 6-21.2 of the General Statutes of North Carolina, in the enforcement or collection of a note or other evidence of indebtedness providing for payment by the debtor of "reasonable attorneys' fees" in the enforcement or collection thereof, a creditor is permitted (after specified written notice to the debtor) to collect attorneys' fees up to but not exceeding 15% of the amount outstanding.

          3. No opinion is expressed as to provisions, if any, contained in the Relevant Credit Documents that purport to excuse a party for liability for its own gross negligence, willful misconduct or unlawful conduct, purport to authorize a party to act in its sole discretion, require amendments or waivers to be made only in writing, or purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws.

     The foregoing opinions are limited to the federal laws of the United States and the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction (other than the State of North Carolina) wherein any Lender (or its applicable Lending Office) may be located that limits the rates of interest legally chargeable or collectible by such Lender.

     This opinion is furnished solely in connection with the transactions contemplated by the Credit Agreement, may be relied upon only by each of you and any of your successors and assigns under the Credit Agreement, and may not be used or relied upon by you or any other person in any other manner

The Bank of New York,
  as Administrative Agent, et. al,
_____________, 1997
Page 3
____________________


or for any other purpose without our prior written consent. This opinion speaks only as of the date hereof, and we have no obligation to advise you or any other person of any changes in law or fact that may occur after the date hereof.


                                            Very truly yours,

                                            ROBINSON, BRADSHAW & HINSON, P.A.

                               PMC SCHEDULE 1.1 TO
                 THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                   LIST OF MEMBERS OF CURRENT MANAGEMENT GROUP
                   -------------------------------------------


Board of Directors
------------------

Frederick W. Anton III
Paul I. Detwiler, Jr.
Joseph H. Foster
Anne S. Genter
James F. Malone III
A. John May
Louis N. McCarter III
John W. Miller, Jr., M.D.
Edward H. Owlett
Louis I. Pollock
L.J. Rowell, Jr.
Roderic H. Ross
John W. Smithson


Management
----------

Frederick W. Anton III
John W. Smithson
Francis W. McDonnell
Vincent T. Donnelly
Stephen G. Tirney
Richard DeCoux
James J. Fleming, Jr.
Anthony J. Grosso
Stephen F. Litz
David C. Snow

                            PMC SCHEDULE 4.14 TO THE
                                CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                             ENVIRONMENTAL MATTERS

     There is presently a 10,000 gallon underground fuel oil storage tank located at Gulph Industries, Inc.'s property, 1025 W. Eighth Street, King of Prussia, PA. Two other tanks for gasoline and waste oil storage were formerly located at this facility, but have been removed.

                              PMC SCHEDULE 4.18 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                           LIST OF CERTAIN CONTRACTS
                           -------------------------

        Obligation to:                       Description:

        Scudder, Stevens, & Clark            Investment advisory services

        Nine Penn Center Associates, L.P.    Building lease

        IBM                                  Equipment

        PNC Leasing Corporation              Furniture, fixtures, and equipment

        Cap Gemini                           Consulting

        Decision One                         Management and maintenance of
                                             data processing equipment

        AT&T                                 Frame relay, private line, and
                                             local channel service

        CoreStates                           Sale of accounts receivable

        Frederick W. Anton III               Employment agreement

        John W. Smithson                     Employment agreement

                              PMC SCHEDULE 4.19 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                          PMA REINSURANCE CORPORATION

              UNSECURED RECOVERABLES RATED LESS THAN A- BY AM BEST

                            AS OF DECEMBER 31, 1996

--------------------------------------------------------------------------------
                                                             (1)
                                                 LOC        AM BEST       TICK
        NAME                                   (000's)      RATING        MARKS
--------------------------------------------------------------------------------

AUTHORIZED US
Aegon Reinsurance Company (Ennia)                            NR-3
American Fuji Fire & Marine                                  B++
Baltica-Skandinavia Re Co                                    C-
Cigna Reinsurance Co                                         B+g
Covenant Mutual Ins Co                                       NR-2          (3)
MONY Reinsurance Corp                                        NR-3
Philadelphia Reins Corp                                      NR-3
Republic Ins Co                                              B++g

AUTHORIZED POOLS
Associated A&H Re Underwriters                               NA

UNAUTHORIZED US
Constellation Re                                             NA             (2)
Delta America Re Ins Co (Elkhorn)                            NA
Mead Reinsurance Corp.                                       NR-3
Universal Reins Co                                           NA

AUTHORIZED - OTHER NON-U.S. INSURERS
Sphere Drake Ins plc                                         B++
Zurich Re (UK) Ltd                                           NA

UNAUTHORIZED - OTHER NON-U.S. INSURERS
Baloise Insurance Co.                                        NR-5
Beneficial American                                          NA
Bishopsgate Ins Ltd                               1          NA
Bryanston Ins Co                                             NA
Compagnie Europeene de Reassurances, S.A.        26          NA
Dai-Tokyo Ins Co (UK) Ltd                                    NA
Eagle Star Reinsurance Company Ltd.                          NA
Eisen Und Stahl Ruckversicherungs                            NA
English & American Ins Co Ltd(New Zealand)                   F
Excess Insurance Co Ltd                           2          NR-5
Fremont Ins Co (UK) Ltd                           1          NR-5
GAN Incendie Accidents                                       NR-5
GI0 (UK) Ltd                                                 NA
Hansa International                               1          NA
Municipal General Ins Ltd                         8          NA
River Thames Ins Co Ltd                          85          NR-5
Sampo Ins Co (UK) Ltd                             1          NR-5
Sparkassen-Versicherung Allgemeine                6          NA
Stockholm Reins Co Ltd                                       NR-5
Taisei Fire & Marine Ins Co                                  NA
Traders General                                              NA
Transcontinentale                                            NA

1997 REINSURERS
Monde Re                                                     NA

--------------------------------------------------------------------------------
NA -- Not available

(1) AM Best rating was obtained from the 1997 edition and 1996 edition for foreign companies and domestic companies, respectively.

(2)   Company is in liquidation

(3)   Company demutualized and is now Covenant Insurance Company (NR-2)

                              PMC SCHEDULE 4.19 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                     PMAIC AND OTHER INSURANCE SUBSIDIARIES

              UNSECURED RECOVERABLES RATED LESS THAN A- BY AM BEST
              ----------------------------------------------------

                             AS OF DECEMBER 31,1996

--------------------------------------------------------------------------------
                                                             (1)
                                                 LOC        AM BEST       TICK
        NAME                                   (000's)      RATING        MARKS
--------------------------------------------------------------------------------

UNAUTHORIZED - OTHER US
Classie Fire & Marine Insurance Co.                          NR-4
Constellation Reinsurance Co.                                NA             (2)
Farm Bureau Mutual Ins. Co. of Michigan                      B--g
Hamburg International Reinsurance Co.                        NR-3
Mead Reinsurance Corp.                                       NR-3

AUTHORIZED US
American Fuji Fire & Marine Ins. Co.                         B-+
CIGNA Reinsurance Co.                                        B-g
Cologne Reinsurance Co. of America                           NR-3
Folksamerica National Reinsurance                            NR-3
John Hancock Property and Casualty Co.                       B-+p
New England Reinsurance Corp.                                NR-3
Signet Star Reinsurance Corp.                                NR-3
SAFR Reinsurance Corp. of the US                             B++
US International Reins. Co.                                  B-r
Unione Italiana Reins. Co. of America                        NR-3
Netherlands Reins. Group US Branch                           NA
Reliance Insurance Co.                                       NA

AUTHORIZED MANDATORY POOLS
American Accident Re Group                                   NA
Excess & Casualty Reins. Association                         NA
IRM                                                          NA
NCCI                                                         NA

UNAUTHORIZED-AFFILIATES-NON US
Pennsylvania Manufacturers Intrnl. Ins.                      NA
PMA Insurance Cayman Ltd.                                    NA

UNAUTHORIZED-OTHER NON US
Albingia Venicherungs                                        NR-5
Allianz International Ins Co. Ltd.                           NA
Ancon Insurance Co. (UK) Ltd.                                FPR-7
Anglo American Insurance Co. Ltd                             NR-5
British National Insurance Co. Ltd.                          NA
Cie Europeene De Reass Internationale                        NA
Colonia Ins. Co. (UK) Ltd.                                   B++
Compagnie Europeenne D'Assurances                            NR-5
Dai-Tokyo Insurance Co. (UK) Ltd.                            NA
D.N.H. Reinsurance Company                                   NA
Eagle Star Reinsurance Co., Ltd.                             NA
Excess Insurance Co. Ltd.                                    NR-5
Fuji International Insurance Co. Ltd                         NA
G.T.E. Reinsurance Co. Ltd.                      37          NR-5
Harleysville Ins. Co. (UK) Ltd.                              NA
LAT Syndicate                                    65          NA
INSCO, Ltd.                                                  NA
J & H Syndicate B, Inc.                          62          NA
Laurentian General Insurance Co.                             NA
Mitsui Marine & Fire Ins. Co. (Europe) Ltd.                  NR-5
MML Syndicate                                   125          NA
NW Reins. Corp. Ltd.                                         NR-5
Scan Reinsurance Co. Ltd.                                    NR-5
Security Insurance Co (UK) Ltd.                              NA
Sovereign Marine & General Ins. Co. Ltd.                     NR-5
Spear, Leeds. & Kellogg Re Corp.                             NA
Storebrand Ins. Co. (UK) Ltd.                                NA
Toa Reinsurance Co. (UK) Ltd.                                NA
Tokio Marine & Fire Ins. Co. (UK) Ltd.                       FPR-6
Turegum Insurance Co. (UK) Ltd,                 136          NA
Yusuda Fire & Marine Ins. of Europe                          NR-5

--------------------------------------------------------------------------------
NA -- Not available

(1) AM Best rating was obtained from the 1997 edition and 1996 edition for foreign companies and domestic companies, respectively.

(2)   Company is in liquidation

                               PMC SCHEDULE 4.4 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                 LIST OF LICENSES, PERMITS, AND AUTHORIZATIONS
                 ---------------------------------------------

STATE        PMAIC      PMIC      MAICO     MASCCO      PMA LIFE         PMA Re
-----        -----      ----      -----     ------      --------         ------

AL                                                                         XR
AK            X                                                            XR
AZ            X                                                            XR
AR                                                                          A
CA            X                                                            XR
CO            X                                                             A
CT            X                                                            XR
DE            X           X         X                                      XR
DC            X           X         X                                      XR
FL            X                                                            XR
GA            X                                                            XR
Hl            X                                                             A
ID            X                                                            XR
IL            X                                                            XR
IN            X                                                            XR
IA            X                                                            XR
KS                                                                         XR
KY            X                                                            XR
LA            X                                                            XR
ME            X                                                             A
MD            X           X         X                                      XR
MA            X                                                            XR
Ml            X                                                            XR
MN                                                                         XR
MS            X                                                            XR
MO            X                                                            XR
MT            X                                                            XR
NE            X                                                            XR
NV            X                                                            XR
NH            X                                                             A
NJ            X           X         X                                      XR
NM            X                                                            XR
NY            X           X         X                                      XR
NC            X           X         X                                      XR
ND            X                                                            XR
OH            X           X         X                                      XR
OK            X                                                            XR
OR            X           X         X                                      XR
PA            X           X         X       X       X                      XR
Rl            X                                                            XR
SC            X           X         X                                      XR
SD            X                                                            XR
TN            X                                                            XR
TX            X                                                            XR
UT            X                                                            XR
VT            X                                                             A
VA            X           X         X                                       A
WA            X                                                            XR
WV            X
WI            X                                                            XR
WY                                                                          A

A  - Accredited Reinsurer

X  - Licensed Insurer

XR - Licensed Reinsurer

                         PMC SCHEDULE 4.6 TO THE CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                                     TAXES
                                     -----

  Year    Audits/Examinations
  ----    -------------------

  1992    Claim for refund under examination by the Internal Revenue Service.
  1993    Claim for refund under examination by the Internal Revenue Service.
  1994    Tax year under audit by the Internal Revenue Service.
  1995    Tax year under audit by the Internal Revenue Service.

                               PMC SCHEDULE 4.7 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                              LIST OF SUBSIDIARIES
                              --------------------

                                                                  PERCENT OWNED     PERCENT OWNED
                                                                      BY THE            BY THE
                                                                     BORROWER          BORROWER
        Name of Subsidiary                                           DIRECTLY         INDIRECTLY
        ------------------                                        -------------     -------------

Pennsylvania Manufacturers' Association Insurance Company    *         100%
Manufacturers Alliance Insurance Company                     *         100%
PMA Reinsurance Corporation                                  *         100%
Pennsylvania Manufacturers Indemnity Company                 *         100%
Chestnut Insurance Company, Ltd.                                       100%
PMA Holdings, Inc.                                                     100%
DP Corporation                                                         100%
REM Corporation                                                        100%
Pennsylvania Manufacturers Association Finance Company                 100%
925 Chestnut, Inc                                                      100%
Mid-Atlantic States Investment Company                       *         100%
PMA Life Insurance Company                                             100%
Ajon, Inc.                                                              15%              85%
Sarfred, Inc.                                                           15%              85%
Wisteve, Inc.                                                           15%              85%
Rosemarie, Inc.                                                         15%              85%
Aud-Evad, Inc.                                                          15%              85%
Dauphin Equities, Inc.                                                  15%              85%
Lorjo Corporation                                                       15%              85%
Mid-Atlantic States Casualty Company                         *                          100%
PMA Insurance, Cayman Ltd.                                   *                          100%
PMA Services, Inc.                                                                      100%
Presque Enterprises, Inc.                                                               100%
LeeWard, Inc.                                                                           100%
Syl-Bar, Inc.                                                                           100%
Gulph Industries, Inc.                                                                  100%
Cris-Jen, Inc.                                                                          100%
Walprop, Inc.                                                                           100%
Marpan, Inc.                                                                            100%
Pennsylvania Manufacturers' International Insurance, Ltd.                               100%
PMA Holdings, Cayman Ltd.                                                               100%
PMA Management Corp.                                                                    100%
Pennsylvania Manufacturers Associates                                                   100%


* - Material Subsidiary

                              PMC SCHEDULE 7.2 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                                  INDEBTEDNESS

                            As of December 31, 1996


Company or                     Amount of
Subsidiary                       Debt            Description of Debt
----------                       ----            -------------------

Cris-Jen, Inc.                  127,214    Mortgage Note payable to National
                                           Bank of the Commonwealth

Pennsylvania Manufacturers                 Guarantees of obligations of an
 Corporation                  6,794,000    unconsolidated real estate subsidiary

Pennsylvania Manufacturers                 Guarantees of obligation for 1992
 Corporation                  3,106,000    financial support program

Pennsylvania Manufacturers                 Guaranty of indemnity agreement with
 Corporation                   250,000     Colonial Insurance Company

                         PMC SCHEDULE 7.3 TO THE CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                             LIST OF EXISTING LIENS

                         Existing on February 20, 1997

     The Company and its Subsidiaries are required by the laws of the various states in which they are licensed to conduct the business of insurance to deposit and maintain security for the performance of their obligations before they can issue policies. In satisfaction of this requirement, the Company and its subsidiaries have on deposit as of the Closing Date Securities with an aggregate par value of approximately $16,810,000 in the following states:

        1.     California                 9.     North Carolina
        2.     Delaware                  10.     Oklahoma
        3.     Georgia                   11.     Oregon
        4.     Idaho                     12.     Pennsylvania
        5.     Louisiana                 13.     South Carolina
        6.     Massachusetts             14.     Tennessee
        7.     Michigan                  15.     Texas
        8.     New Mexico                16.     Virginia

Other Liens (Valued as of January 31, 1997)

Name of Subsidiary      Amount of Debt  Secured Party
------------------      --------------  -------------

PMA Reinsurance Corp.   $5,000,000      Collateral for Standby LOC Facility

PMAIC                   $5,150,000      Collateral for Standby LOC Facility

PMAIC                     $161,300      IBM Corp

PMIC / PMAIC /
MAICO / MASCCO          $7,742,281      CoreStates Bank N.A.

PMAIC                   $3,821,904      PNC Leasing Corp.

PMAIC                      $52,162      Canon Financial Services, Inc.

PMAIC                      $27,375      Great America Leasing Corp.

PMAIC                     $171,366      El Camino Resources Ltd

PMAIC                   $2,400,000      IBM Credit Corp.

                               PMC SCHEDULE 7.6 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                          TRANSACTIONS WITH AFFILIATES

                                      None

                               PMC SCHEDULE 1.1 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997
                  LIST OF MEMBERS OF CURRENT MANAGEMENT GROUP

Board of Directors
------------------

Frederick W. Anton III
Paul I. Detwiler, Jr.
Joseph H. Foster
Anne S. Genter
James F. Malone III
A. John May
Louis N. McCarter III
John W. Miller, Jr., M.D.
Edward H. Owlett
Louis I. Pollock
L.J. Rowell, Jr.
Roderic H. Ross
John W. Smithson

Management
----------

Frederick W. Anton III
John W. Smithson
Francis W. McDonnell
Vincent T. Donnelly
Stephen G. Tirney
Richard DeCoux
James J. Fleming, Jr.
Anthony J. Grosso
Stephen F. Litz
David C. Snow

                            PMC SCHEDULE 4.14 TO THE
                                CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                             ENVIRONMENTAL MATTERS

     There is presently a 10,000 gallon underground fuel oil storage tank located at Gulph Industries, Inc.'s property, 1025 W. Eighth Street, King of Prussia, PA. Two other tanks for gasoline and waste oil storage were formerly located at this facility, but have been removed.

                              PMC SCHEDULE 4.18 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                           LIST OF CERTAIN CONTRACTS

Obligation to:                         Description:
--------------                         ------------
Scudder, Stevens, & Clark              Investment advisory services

Nine Penn Center Associates, L.P.      Building lease

IBM                                    Equipment

PNC Leasing Corporation                Furniture, fixtures, and equipment

Cap Gemini                             Consulting

Decision One                           Management and maintenance of
                                       data processing equipment

AT&T                                   Frame relay, private line, and local
                                       channel service

CoreStates                             Sale of accounts receivable

Frederick W. Anton III                 Employment agreement

John W. Smithson                       Employment agreement

                              PMC SCHEDULE 4.19 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997
                          PMA REINSURANCE CORPORATION
              UNSECURED RECOVERABLES RATED LESS THAN A- BY AM BEST

                             AS OF DECEMBER 31, 1996

-------------------------------------------------------------------------------
                                                          (1)
                                          LOC           AM BEST          TICK
NAME                                    (000's)          RATING          MARKS
-------------------------------------------------------------------------------

AUTHORIZED US

Aegon Reinsurance Company(Ennia)                         NR-3
American Fuji Fire & Marine                              B++
Baltica-Skandinavia Re Co                                C-
Cigna Reinsurance Co                                     B+ g
Covenant Mutual Ins Co                                   NR-2            (3)
MONY Reinsurance Corp                                    NR-3
Philadelphia Reins Corp                                  NR-3
Republic Ins Co                                          B++ g

AUTHORIZED POOLS
Associated A&H Re Underwriters                           NA

UNAUTHORIZED US
Constellation Re                                         NA              (2)
Delta America Re Ins Co (Elkhorn)                        NA
Mead Reinsurance Corp                                    NR-3
Universal Reins Co                                       NA

AUTHORIZED - OTHER NON-U.S. INSURERS
Sphere Drake Ins plc                                     B++
Zurich Re (UK) Ltd                                       NA

UNAUTHORIZED - OTHER NON-U.S. INSURERS
Baloise Insurance Co                                     NR-5
Beneficial American                                      NA
Bishopsgate Ins Ltd                               1      NA
Bryanston Ins Co                                         NA
Compagnie Europeene de Reassurances, S.A.        26      NA
Dai-Tokyo Ins Co (UK) Ltd                                NA
Eagle Star Reinsurance Company Ltd                       NA
Eisen Und Stahl Ruckversicherungs                        NA
English & American Ins Co Ltd(New Zealand)               F
Excess Insurance Co Ltd                           2      NR-5
Fremont Ins Co (UK) Ltd                           1      NR-5
GAN Incendie Accidents                                   NR-5
GIO (UK) Ltd                                             NA
Hansa International                               1      NA
Municipal General Ins Ltd                         8      NA
River Thames Ins Co Ltd                          85      NR-5
Sampo Ins Co (UK) Ltd                             1      NR-5
Sparkassen-Versicherung Allgemeine                6      NA
Stockholm Reins Co Ltd                                   NR-5
Taisei Fire & Marine Ins Co                              NA
Traders General                                          NA
Transcontinentale                                        NA

1997 REINSURERS
Monde Re                                                 NA
-------------------------------------------------------------------------------

NA - Not available
(1) AM Best rating was obtained from the 1997 edition and 1996 edition for foreign companies and domestic companies, respectively.
(2)   Company is in liquidation
(3)   Company demutualized and is now Covenant Insurance Company (NR-2)

                              PMC SCHEDULE 4.19 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997
                        PMAIC AND INSURANCE SUBSIDIARIES
              UNSECURED RECOVERABLES RATED LESS THAN A-BY AM BEST

                             AS OF DECEMBER 31 1996
-------------------------------------------------------------------------------
                                                            (1)
                                                LOC       AM BEST
NAME                                           (000's)     RATING         TICK
-------------------------------------------------------------------------------

UNAUTHORIZED - OTHER US
Classic Fire & Marine Insurance Co.                       NR-4
Constellation Reinsurance Co.                             NA             (2)
Farm Bureau Mutual Ins. Co. of Michigan                   B++g
Hamburg International Reinsurance Co.                     NR-3
Mead Reinsurance Corp.                                    NR-3

AUTHORIZED US
American Fuji Fire & Marine Ins. Co.                      B++
CIGNA Reinsurance Co.                                     B+g
Cologne Reinsurance Co. of America                        NR-3
Folksamerica National Reinsurance                         NR-3
John Hancock Property and Casualty Co.                    B++p
New England Reinsurance Corp.                             NR-3
Signet Star Reinsurance Corp.                             NR-3
SAFR Reinsurance Corp. of the US                          B++
US International Reins. Co.                               B-r
Unione Italiana Reins. Co. of America                     NR-3
Netherlands Reins. Group US Branch                        NA
Reliance Insurance Co.                                    NA

AUTHORIZED MANDATORY POOLS
American Accident Re Group                                NA
Excess & Casualty Reins. Association                      NA
IRM                                                       NA
NCCI                                                      NA

UNAUTHORIZED-AFFILIATES-NON US
Pennsylvania Manufacturers Intrnl. Ins.                   NA
PMA Insurance Cayman. Ltd.                                NA

UNAUTHORIZED-OTHER NON US
Albingia Versieherungs                                    NR-5
Allianz International Ins Co. Ltd.                        NA
Ancon Insurance Co. (UK) Ltd,                             FPR-7
Anglo American Insurance Co. Ltd.                         NR-5
British National Insurance Co. Ltd.                       NA
Cie Europeene De Reass Internationale                     NA
Colonia Ins. Co. (UK) Ltd.                                B++
Compagnie Eurepeenne D'Assurances                         NR-5
Dai-Tokyo Insurance Co. (UK) Ltd.                         NA
D.N.H. Reinsurance Company                                NA
Eagle Star Reinsurance Co. Ltd.                           NA
Excess Insurance Co. Ltd.                                 NR-5
Fuji International Insurance Co. Ltd.                     NA
G.T.E. Reinsurance Co. Ltd.                     37        NR-5
Harleysville Ins. Co. (UK) Ltd.                           NA
IAT Syndicate                                   65        NA
INSCO Ltd.                                                NA
J & H Syndicate B, Inc.                         62        NA
Laurentian General Insurance Co.                          NA
Mitsui Marine & Fire Ins. Co. (Europe) Ltd.               NR-5
MML Syndicate                                  125        NA
NW Reins. Corp. Ltd.                                      NR-5
Scan Reinsurance Co. Ltd.                                 NR-5
Security Insurance Co. (UK) Ltd.                          NA
Sovereign Marine & General Ins Co. Ltd.                   NR-5
Spear, Leeds, & Kellogg Re Corp.                          NA
Storebrand Ins. Co. (UK) Ltd.                             NA
Toa Reinsurance Co. (UK) Ltd.                             NA
Tokio Marine & Fire Ins. Co. (UK) Ltd.                    FPR-6
Turegum Insurance Co. (UK) Ltd.                136        NA
Yasuda Fire & Marine Ins. of Europe                       NR-5
-------------------------------------------------------------------------------

NA - Not available
(1) AM Best rating was obtained from the 1997 edition and 1996 edition for foreign companies and domestic companies respectively.
(2)  Company is in liquidation.

                               PMC SCHEDULE 4.4 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997
                 LIST OF LICENSES, PERMITS, AND AUTHORIZATIONS

STATE         PMAIC           PMIC    MAICO   MASCCO   PMA LIFE        PMA Re
-----         -----           ----    -----   ------   --------        ------
AL                                                                         XR
AK              X                                                          XR
AZ              X                                                          XR
AR                                                                          A
CA              X                                                          XR
CO              X                                                           A
CT              X                                                          XR
DE              X               X       X                                  XR
DC              X               X       X                                  XR
FL              X                                                          XR
GA              X                                                          XR
Hl              X                                                           A
ID              X                                                          XR
IL              X                                                          XR
IN              X                                                          XR
IA              X                                                          XR
KS                                                                         XR
KY              X                                                          XR
LA              X                                                          XR
ME              X                                                           A
MD              X               X       X                                  XR
MA              X                                                          XR
Ml              X                                                          XR
MN                                                                         XR
MS              X                                                          XR
MO              X                                                          XR
MT              X                                                          XR
NE              X                                                          XR
NV              X                                                          XR
NH              X                                                           A
NJ              X               X       X                                  XR
NM              X                                                          XR
NY              X               X       X                                  XR
NC              X               X       X                                  XR
ND              X                                                          XR
OH              X               X       X                                  XR
OK              X                                                          XR
OR              X               X       X                                  XR
PA              X               X       X        X       X                 XR
RI              X                                                          XR
SC              X               X       X                                  XR
SD              X                                                          XR
TN              X                                                          XR
TX              X                                                          XR
UT              X                                                          XR
VT              X                                                           A
VA              X               X       X                                   A
WA              X                                                          XR
WV              X
Wl              X                                                          XR
WY                                                                          A

          A  - Accredited Reinsurer
          X  - Licensed Insurer
          XR - Licensed Reinsurer

                         PMC SCHEDULE 4.6 TO THE CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                                     TAXES

Year    Audits/Examinations
----    -------------------
1992    Claim for refund under examination by the Internal Revenue Service.
1993    Claim for refund under examination by the Internal Revenue Service.
1994    Tax year under audit by the Internal Revenue Service.
1995    Tax year under audit by the Internal Revenue Service.

                               PMC SCHEDULE 4.7 TO
                              THE CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                              LIST OF SUBSIDIARIES

                                              PERCENT OWNED    PERCENT OWNED
                                                 BY THE           BY THE
                                                BORROWER         BORROWER
Name of Subsidiary                              DIRECTLY        INDIRECTLY
----------------------------------------      -------------    --------------

Pennsylvania Manufacturers' Association
 Insurance Company                        *       100%
Manufacturers Alliance Insurance Company  *       100%
PMA Reinsurance Corporation               *       100%
Pennsylvania Manufacturers
 Indemnity Company                        *       100%
Chestnut Insurance Company, Ltd.                  100%
PMA Holdings, Inc.                                100%
DP Corporation                                    100%
REM Corporation                                   100%
Pennsylvania Manufacturers Association
 Finance Company                                  100%
925 Chestnut, Inc.                                100%
Mid-Atlantic States Investment Company    *       100%
PMA Life Insurance Company                        100%
Ajon, Inc.                                         15%              85%
Sarfred, Inc.                                      15%              85%
Wisteve, Inc.                                      15%              85%
Rosemarie, Inc.                                    15%              85%
Aud-Evad, Inc.                                     15%              85%
Dauphin Equities, Inc.                             15%              85%
Lorjo Corporation                                  15%              85%
Mid-Atlantic States Casualty Company      *                        100%
PMA Insurance, Cayman Ltd.                *                        100%
PMA Services, Inc.                                                 100%
Presque Enterprises, Inc.                                          100%
LeeWard, Inc.                                                      100%
Syl-Bar, Inc.                                                      100%
Gulph Industries, Inc.                                             100%
Cris-Jen, Inc                                                      100%
Walprop, Inc.                                                      100%
Marpan, Inc.                                                       100%
Pennsylvania Manufacturers' International
 Insurance, Ltd.                                                   100%
PMA Holdings, Cayman Ltd.                                          100%
PMA Management Corp.                                               100%
Pennsylvania Manufacturers Associates                              100%

* - Material Subsidiary

                               PMC SCHEDULE 7.2 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                                  INDEBTEDNESS
                            As of December 31, 1996

Company or                      Amount of
Subsidiary                        Debt                    Description of Debt
----------                        ----                    -------------------

Cris-Jen, Inc.                     127,214             Mortgage Note payable to
                                                       National Bank of
                                                       the Commonwealth

Pennsylvania Manufacturers       6,794,000             Guarantees of obligations
Corporation                                            of an unconsolidated
                                                       real estate subsidiary

Pennsylvania Manufacturers       3,106,000             Guarantees of obligation
Corporation                                            for 1992 financial
                                                       support program

Pennsylvania Manufacturers         250,000             Guaranty of indemnity
Corporation                                            agreement with Colonial
                                                       Insurance Company

                         PMC SCHEDULE 7.3 TO THE CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                             LIST OF EXISTING LIENS

                         Existing on February 20, 1997

     The Company and its Subsidiaries are required by the laws of the various states in which they are licensed to conduct the business of insurance to deposit and maintain security for the performance of their obligations before they can issue policies. In satisfaction of this requirement, the Company and its subsidiaries have on deposit as of the Closing Date Securities with an aggregate par value of approximately $16,810,000 in the following states:

        -       1.      California       9.     North Carolina
                2.      Delaware        10.     Oklahoma
                3.      Georgia         11.     Oregon
                4.      Idaho           12.     Pennsylvania
                5.      Louisiana       13.     South Carolina
                6.      Massachusetts   14.     Tennessee
                7.      Michigan        15.     Texas
                8.      New Mexico      16.     Virginia

Other Liens: (Valued as of January 31. 1997)

Name of Subsidiary      Amount of Debt     Secured Party
------------------      --------------     -------------
PMA Reinsurance Corp.   $5,000,000         Collateral for Standby LOC Facility
PMAIC                   $5,150,000         Collateral for Standby LOC Facility
PMAIC                   $161,300           IBM Corp
PMIC / PMAIC /
MAICO / MASCCO          $7,742,281         CoreStates Bank N.A.
PMAIC                   $3,821,904         PNC Leasing Corp.
PMAIC                   $52,162            Canon Financial Services, Inc.
PMAIC                   $27,375            Great America Leasing Corp.
PMAIC                   $171,366           El Canino Resources Ltd
PMAIC                   $2,400,000         IBM Credit Corp.

                               PMC SCHEDULE 7.6 TO
                THE CREDIT AGREEMENT DATED AS OF MARCH 14, 1997

                          TRANSACTIONS WITH AFFILIATES

                                      None